Free Writing Prospectus
Filed Pursuant to Rule 433
Registration File No. 333-140962

Alternative Loan Trust 2007-AL1

Final Term Sheet

$228,622,100 (Approximate)

CWALT, INC.
Depositor

Countrywide Home Loans, Inc.
Sponsor and Seller

Countrywide Home Loans Servicing LP
Master Servicer

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE ISSUER, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1-866-500-5409.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the free writing prospectus.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

FREE WRITING PROSPECTUS
Mortgage Pass-Through Certificates, Series 2007-AL1
Distributions payable monthly, beginning June 25, 2007

The following classes of certificates are offered pursuant to this free writing prospectus:

	Initial Class Certificate Balance/Notional Amount (1)		Pass-Through Rate(2)		Initial Class Certificate Balance/Notional Amount (1)	Pass-Through Rate(2)
Class A-1	$125,851,000		Floating	Class M-1	$4,991,000	Floating
Class A-2	$41,951,000		Floating	Class M-2	$4,504,000	Floating
Class A-3	$41,951,000		Floating	Class M-3	$2,800,000	Floating
Class X-P	$243,473,496	(3)	Variable	Class M-4	$2,313,000	Floating
Class A-R	$100		Variable	Class M-5	$4,261,000	Floating

(1)	This amount is subject to a permitted variance in the aggregate of plus or minus 10%.

(2)
The classes of certificates offered by this free writing prospectus, together with their pass-through rates, the index on which these rates are based and their initial ratings, are listed in the tables under “Summary—Description of the Certificates” in this free writing prospectus.

(3)
The Class X-P Certificates will consist of two interest-only components and two principal-only components. The initial notional amount of the Class X-P Certificates is set forth in the table above but is not included in the aggregate class certificate balance of all the certificates offered.

Summary

Issuing Entity

Alternative Loan Trust 2007-AL1, a common law trust formed under the laws of the State of New York.

Depositor

CWALT, Inc., a Delaware corporation, is a limited purpose finance subsidiary of Countrywide Financial Corporation. Its address is 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.

Sponsor and Sellers

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. The remainder of the mortgage loans will be sold directly to the depositor by one or more special purpose entities that were established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

Originator

Alliance Bancorp and Alliance Bancorp Inc. originated approximately 72.50% and 27.50% of the mortgage loans, respectively.

Master Servicer

Countrywide Home Loans Servicing LP.

Trustee

The Bank of New York.

Pooling and Servicing Agreement

The pooling and servicing agreement among the sellers, the master servicer, the depositor and the trustee, under which the issuing entity will be formed.

Cut-off Date

For any mortgage loan conveyed to the issuing entity on the closing date, the later of May 1, 2007 and the date of origination of that mortgage loan (referred to as the “cut-off date”).

Closing Date

On or about June 19, 2007.

The Mortgage Loans

The mortgage loans will consist of 30-year conventional, adjustable rate, negative amortization mortgage loans secured by first liens on one-to-four family residential properties with an aggregate current principal balance of approximately $243,473,596 as of May 1, 2007. The mortgage rate on each mortgage loan is fixed during an introductory period of one to three months after origination. Thereafter, the interest rate on each mortgage loan adjusts monthly based on a specified index, but the scheduled monthly payments on the mortgage loans adjust annually after the end of their respective initial fixed scheduled payment period of up to five years.

The statistical information presented in this free writing prospectus regarding the mortgage loans is as of the cut-off date. The depositor believes that the information set forth in this free writing prospectus regarding the mortgage loans as of the cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date. However, certain mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be substituted for the mortgage loans that are described in this free writing prospectus. Any substitution will not result in a material difference in the mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the mortgage loans presented in this free writing prospectus.

As of the cut-off date, the mortgage loans in the mortgage pool had the following characteristics:

Aggregate Current Principal Balance	$243,473,596
Number of Mortgage Loans	538
Average Current Principal Balance	$452,553
Range of Current Principal Balances	$99,832 to $1,152,016
Weighted Average Mortgage Rate less any lender paid mortgage insurance	9.079%
Weighted Average Mortgage Rate	9.079%
Range of Mortgage Rates	1.000% to 9.950%
Weighted Average Minimum Mortgage Rate	4.092%
Weighted Average Maximum Mortgage Rate	11.176%
Weighted Average Original Loan-to-Value Ratio	78.75%
Percentage of Mortgage Loans with Original Loan-to-Value Ratios Greater than 80%	1.74%
Geographic Concentrations in excess of 10%:
California	87.62%
Weighted Average Original Term to Stated Maturity	360 months
Weighted Average Remaining Term to Stated Maturity	355 months
Percentage of Mortgage Loans with Prepayment Charges	99.80%
Minimum FICO Score	564
Maximum FICO Score	791
Weighted Average FICO Score of Mortgage Loans with Known FICO Score	664
Number of Mortgage Loans with Unknown FICO Score	0
Percentage of Mortgage Loans with Unknown FICO Score	0.00%
Weighted Average Gross Margin	4.092%
Maximum Negative Amortization:
110%	92.23%
115%	7.77%
Weighted Average Maximum Negative Amortization	110%
Weighted Average Initial Payment Adjustment Date	February 22, 2008

Description of the Certificates

The issuing entity will issue the following classes of certificates:

Class	Initial Class Certificate Balance / Notional Amount (1)		Type	Initial Rating (Moody’s) (2)	Initial Rating (Fitch) (2)
Offered Certificates
Class A-1	$125,851,000		Senior/Floating Pass-Through Rate/ Super Senior	Aaa	AAA
Class A-2	$41,951,000		Senior/Floating Pass-Through Rate/ Super Senior/Support	Aaa	AAA
Class A-3	$41,951,000		Senior/Floating Pass-Through Rate/ Support	Aaa	NR
Class X-P	$243,473,496	(3)(4)	Senior/Variable Pass-Through Rate/Component	Aaa	NR
Class A-R	$100		Senior/Variable Pass-Through Rate/ Residual	Aaa	NR
Class M-1	$4,991,000		Subordinate/Floating Pass-Through Rate	Aa1	NR
Class M-2	$4,504,000		Subordinate/Floating Pass-Through Rate	Aa2	NR
Class M-3	$2,800,000		Subordinate/Floating Pass-Through Rate	Aa3	NR
Class M-4	$2,313,000		Subordinate/Floating Pass-Through Rate	A1	NR
Class M-5	$4,261,000		Subordinate/Floating Pass-Through Rate	A3	NR

Non-Offered Certificates (5)
Class B-1	$7,060,000		Subordinate/Floating Pass-Through Rate
Class B-2	$7,791,496		Subordinate/Floating Pass-Through Rate
______________

(1)	This amount is subject to a permitted variance in the aggregate of plus or minus 10% depending on the amount of mortgage loans actually delivered on the closing date.

(2)
The offered certificates will not be offered unless they are assigned the indicated ratings by Moody’s Investors Service, Inc. (“Moody’s”) and Fitch Ratings (“Fitch”). “NR” indicates that the applicable rating agency was not asked to rate that class of certificates. The Class B-1 and Class B-2 Certificates are not offered by this free writing prospectus, so ratings for those classes of certificates have not been provided. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3)
Solely for purposes of determining distributions of principal and interest and the allocation of realized losses and net deferred interest on the mortgage loans, the Class X-P Certificates are comprised of four components that are not separately transferable: two interest-only components (the Class X-P IO-1 and Class X-P IO-2 Components) and two principal-only components (the Class X-P PO-1 and Class X-P PO-2 Components). The interest-only and principal-only components of the Class X-P Certificates are sometimes referred to as IO Components and PO Components, respectively.

The IO Components are notional amount, interest-only components that will not have component principal balances. Each PO Component will have a component principal balance (initially zero).

The notional amount of the Class X-P Certificates will equal the aggregate component notional amount of its IO Components. The class certificate balance of the Class X-P Certificates will equal the aggregate component principal balance of its PO Components.

IO Components. The “component notional amount” of the Class X-P IO-1 Component for the interest accrual period related to any distribution date will equal the sum of (1) the aggregate class certificate balance of the senior certificates (other than the Class X-P and Class A-R Certificates) and (2) the component principal balance of the Class X-P PO-1 Component immediately prior to such distribution date. The “component notional amount” of the Class X-P IO-2 Component for the interest accrual period related to any distribution date will equal the sum of (1) the excess, if any, of the aggregate stated principal balance of the mortgage loans as of the first day of the related due period (after giving effect to principal prepayments received in the prepayment period related to the prior distribution date) over the aggregate class certificate balance of the senior certificates (including the Class X-P Certificates) immediately prior to such distribution date and (2) the component principal balance of the Class X-P PO-2 Component immediately prior to such distribution date.

PO Components. The “component principal balance” of each PO Component will initially be zero and will increase depending on the amount of net deferred interest from the mortgage loans allocated to the IO Component with the same alpha-numeric designation, as described under “Description of the Certificates—Interest” in this free writing prospectus. The component principal balance of a PO Component will be reduced by all amounts actually distributed as principal on that component and all realized losses applied in reduction of principal on that component on all prior distribution dates and will be increased by amounts allocated as subsequent recoveries to that PO Component as described under “Description of the Certificates—Calculation of Class Certificate Balance.”

(4)
On each distribution date, the Class X-P Certificates will also be entitled to receive the prepayment charges received with respect to the mortgage loans during the related prepayment charge period. The ratings assigned to the Class X-P Certificates do not address the likelihood that any prepayment charges will be received by the Class X-P Certificates.

(5)
The Class B-1 and Class B-2 Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class B-1 and Class B-2 Certificates is provided only to permit a better understanding of the offered certificates.

The certificates also will have the following characteristics:

Class	Pass-Through Rate On and Before Optional Termination Date (1)	Pass-Through Rate After Optional Termination Date (1)	Accrual Period	Interest Accrual Convention
Offered Certificates
Class A-1	LIBOR + 0.250%	LIBOR + 0.500%	(2)	Actual/360 (3)
Class A-2	LIBOR + 0.350%	LIBOR + 0.700%	(2)	Actual/360 (3)
Class A-3	LIBOR + 0.450%	LIBOR + 0.900%	(2)	Actual/360 (3)
Class X-P	(6)(7)(8)	(6)(7)(8)	calendar month (4)	30/360 (5)
Class A-R	(9)	(9)	calendar month (4)	30/360 (5)
Class M-1	LIBOR + 1.000%	LIBOR + 1.500%	(2)	Actual/360 (3)
Class M-2	LIBOR + 1.500%	LIBOR + 2.250%	(2)	Actual/360 (3)
Class M-3	LIBOR + 1.750%	LIBOR + 2.625%	(2)	Actual/360 (3)
Class M-4	LIBOR + 1.750%	LIBOR + 2.625%	(2)	Actual/360 (3)
Class M-5	LIBOR + 1.750%	LIBOR + 2.625%	(2)	Actual/360 (3)

Non-Offered Certificates
Class B-1	LIBOR + 1.750%	LIBOR + 1.750%	(2)	Actual/360 (3)
Class B-2	LIBOR + 1.750%	LIBOR + 1.750%	(2)	Actual/360 (3)
______________
(1)
The pass-through rate on each class of certificates (other than the Class X-P and Class A-R Certificates) may adjust monthly based on the level of one-month LIBOR, subject to a net rate cap. LIBOR for the related interest accrual period is calculated as described under “Description of the Certificates—Determination of LIBOR.” The net rate cap is a per annum rate generally equal to the weighted average adjusted net mortgage rate of the mortgage loans.

(2)
The interest accrual period for any distribution date will be the period commencing on the distribution date in the month prior to the month in which that distribution date occurs (or commencing on the closing date, in the case of the first distribution date) and ending on the day immediately prior to that distribution date.

(3)	Interest will accrue at the rate described in this table on the basis of a 360-day year and the actual number of days that elapsed in the accrual period.

(4)	The interest accrual period for any distribution date will be the calendar month before the month of that distribution date.

(5)	Interest will accrue at the rate described in this table on the basis of a 360 day year divided into twelve 30 day months.

(6)
The Class X-P Certificates will be entitled to receive on each distribution date the sum of the interest accrued on its IO Components (based upon the component notional amount of each IO Component) during the related interest accrual period at their respective pass-through rates for that distribution date, less any amounts that are used to pay carryover shortfall amounts in respect of any other classes of certificates as described herein. The PO Components of the Class X-P Certificates do not bear interest so they do not have a pass-through rate.

(7)
The pass-through rate for the Class X-P IO-1 Component for the interest accrual period for any distribution date will generally equal the excess, if any, of (1) the net rate cap (adjusted to a rate calculated on the basis of 360-day year comprised of twelve 30-day months) over (2) the weighted average of the pass-through rates of the senior certificates (other than the Class X-P and Class A-R Certificates) and the Class X-P PO-1 Component (weighted on the basis of their respective class certificate balances and component principal balance and adjusted to a rate calculated on the basis of 360-day year comprised of twelve 30-day months).

The pass-through rate for the Class X-P IO-2 Component for the interest accrual period for any distribution date will generally equal the excess, if any, of (1) the net rate cap (adjusted to a rate calculated on the basis of 360-day year comprised of twelve 30-day months) over (2) the weighted average of the pass-through rates of the subordinated certificates (treating the Class X-P PO-2 Component as a subordinated certificate) for that distribution date (weighted on the basis of their respective class certificate balances and component principal balance and adjusted to a rate calculated on the basis of 360-day year comprised of twelve 30-day months).

(8)	The Class X-P Certificates also will be entitled to receive all of the prepayment charges received with respect to the mortgage loans during the related prepayment charge period.

(9)
The pass-through rate for the Class A-R Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the net rate cap (adjusted to a rate calculated on the basis of 360-day year comprised of twelve 30-day months).

Designations

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

Designation	Classes of Certificates
Senior Certificates	Class A, Class X-P and Class A-R Certificates
Subordinated Certificates	Class M and Class B Certificates
LIBOR Certificates	Class A, Class M and Class B Certificates
Class A Certificates	Class A-1, Class A-2 and Class A-3 Certificates
Class M Certificates	Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates
Class B Certificates	Class B-1 and B-2 Certificates
Offered Certificates	Senior Certificates and Class M Certificates
IO Components	Class X-P IO-1 and Class X-P IO-2 Components
PO Components	Class X-P PO-1 and Class X-P PO-2 Components

Record Date

LIBOR Certificates:

The business day immediately preceding a distribution date, or if the LIBOR Certificates are no longer book-entry certificates, the last business day of the calendar month preceding the month of that distribution date.

Class A-R and Class X-P Certificates:

For the first distribution date, the closing date. For any other distribution date, the last business day of the month preceding the month of that distribution date.

Denominations

Offered Certificates other than the Class X-P and Class A-R Certificates:

$25,000 and multiples of $1 in excess thereof.

Class X-P Certificates:

$100,000 (Notional Amount) and multiples of $1 in excess thereof.

Class A-R Certificates:

Two certificates of $99.99 and $0.01, respectively.

Registration of Certificates

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

Distribution Dates

Beginning on June 25, 2007, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

Last Scheduled Distribution Date

The last scheduled distribution date for the offered certificates is the distribution date in June 2037. Since the rate of distributions in reduction of the class certificate balance or notional amount of each class of offered certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the class certificate balance or notional amount of any class could be reduced to zero significantly earlier or later than the last scheduled distribution date.

Interest Payments

The related accrual period, interest accrual convention and pass-through rate for each class of interest-bearing certificates is shown in the table above.

On each distribution date, to the extent funds are available, each class of interest-bearing certificates or the IO Components will be entitled to receive:

•     interest accrued at the applicable pass-through rate during the related interest accrual period on the class certificate balance or component notional amount, as applicable, immediately prior to that distribution date, and

•	any interest remaining unpaid from prior distribution dates, less

•	any net deferred interest allocated to that class or component for that distribution date, less

•	any net interest shortfalls allocated to that class or component for that distribution date.

The PO Components do not bear interest.

Net Deferred Interest

For any distribution date, the amount of the net deferred interest on the mortgage loans that will be allocated to the certificates will equal the excess, if any, of:

•	the interest deferred on the mortgage loans from the previous due date to the due date related to that distribution date, over

•
the sum of the amount of principal prepayments received during the related prepayment period and subsequent recoveries received on the mortgage loans during the calendar month prior to that distribution date (this amount is referred to as the “net deferred interest”).

For any distribution date, the senior percentage of the amount of net deferred interest on the mortgage loans will be allocated to the senior certificates or IO Components and the subordinated percentage of that net deferred interest will be allocated to the subordinated certificates. Among the senior certificates or subordinated certificates, as applicable, the net deferred interest allocated to a class of certificates or an IO Component will generally be an amount equal to the excess, if any, of:

•	the amount of interest accrued on the class of certificates or the IO Component at its pass-through rate during the interest accrual period related to that distribution date, over

•
the amount of interest that would have accrued if the pass-through rate for that class of certificates or IO Component was equal to the adjusted rate cap for that class or component and distribution date, in each case not to exceed the interest entitlement for that class or component for that distribution date.

The amount of net deferred interest allocated to a class of certificates or IO Component will be added to the class certificate balance of the class or, in the case of an IO Component, to the component principal balance of the PO Component with the same alpha-numeric designation.

Allocation of Interest Shortfalls

For any distribution date, the interest entitlement for each interest-bearing class of certificates or IO Component will be reduced by the amount of net interest shortfalls experienced by the mortgage loans resulting from:

•	prepayments on the mortgage loans and

•	reductions in the interest rate on the mortgage loans due to Servicemembers Relief Act reductions or debt service reductions.

Net interest shortfalls for the mortgage loans on any distribution date will be allocated pro rata among all classes of interest-bearing certificates (or IO Components thereof), based on their respective entitlements, in each case before taking into account any reduction in the entitlements from net interest shortfalls.

If on any distribution date, available funds are not sufficient to make a full distribution of the interest entitlement on the interest-bearing certificates and IO Components in the order described below under “—Priority of Distributions Among Certificates”, interest will be distributed on each class of certificates and IO Components of equal priority, pro rata, based on their respective entitlements. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class of certificates and IO Components will be entitled to receive on the next distribution date. Any unpaid interest amount carried forward will not bear interest.

Carryover Shortfall Amount

If the pass-through rate on a class of LIBOR Certificates for the interest accrual period related to a distribution date is limited by the net rate cap, any resulting interest shortfall (referred to as a “carryover shortfall amount”) may be paid on that distribution date or (except in the case of the Class B Certificates) on future distribution dates from amounts otherwise distributable as interest on one of the IO Components as described below under “—Priority of Distributions.”

Principal Payments

On each distribution date, certificateholders will only receive a distribution of principal on their certificates if there is cash available on that date for the payment of principal according to the principal distribution rules described in this free writing prospectus.

Generally, the principal collections from the mortgage loans are allocated to the senior certificates as set forth below, and any remainder is allocated to the subordinated certificates:

•
in the case of scheduled principal collections, the amount allocated to the senior certificates is based on the ratio of the aggregate class certificate balance of the senior certificates to the aggregate class certificate balance of all of the certificates, and

•
in the case of net principal prepayments, the amount allocated to the senior certificates is based on a fixed percentage (equal to 100%) until the tenth anniversary of the first distribution date, at which time the percentage will step down as described herein, if the specified conditions are met.

Notwithstanding the foregoing,

•	no decrease in the senior prepayment percentage will occur unless certain conditions related to the loss and delinquency performance of the mortgage loans are satisfied, and

•
if the subordination percentage meets a certain threshold and certain conditions related to the loss and delinquency performance of the mortgage loans are satisfied (referred to as the “two-times test”), the senior prepayment percentage will step down prior to the tenth anniversary of the first distribution date, and will be a smaller percentage than would be the case if the two times test were not met.

Principal will be distributed on each class of certificates or PO Component entitled to receive principal payments as described below under “—Amounts Available for Distributions on the Certificates.”

The IO Components are not entitled to receive any principal distributions.

Amounts Available for Distributions on the Certificates

The amount available for distributions on the certificates on any distribution date will generally consist of the following amounts (after the fees and expenses described under the next heading are subtracted):

•
all scheduled installments of interest (net of the related expense fees and after taking into account reductions due to deferred interest on the mortgage loans) and principal due and received on the mortgage loans in the applicable period, together with any advances with respect to them,

•
all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the master servicer’s normal servicing procedures,

•
net proceeds from the liquidation of defaulted mortgage loans, by foreclosure or otherwise during the calendar month preceding the month of the distribution date (to the extent the amounts do not exceed the unpaid principal balance of the mortgage loan, plus accrued interest),

•	subsequent recoveries with respect to the mortgage loans,

•
partial or full prepayments of the mortgage loans collected during the applicable period, together with interest paid in connection with the prepayments (other than certain excess amounts payable to the master servicer) and the compensating interest, and

•	any substitution adjustment amount or purchase price in respect of a deleted mortgage loan or a mortgage loan repurchased by a seller or purchased by the master servicer during the applicable period.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts:

•	the master servicing fee and additional servicing compensation due to the master servicer,

•	the trustee fee due to the trustee,

•	lender paid mortgage insurance premiums, if any,

•	all prepayment charges (which are distributable only to the Class X-P Certificates),

•
the amounts in reimbursement for advances previously made and other amounts as to which the master servicer and the trustee are entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement, and

•	all other amounts for which the depositor, a seller or the master servicer is entitled to be reimbursed.

Any amounts paid from the amounts collected with respect to the mortgage loans will reduce the amount that could have been distributed to the certificateholders.

Servicing Compensation

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan equal to one-twelfth of the stated principal balance of that mortgage loan multiplied by a per annum rate (referred to as the master servicing fee rate) which equals 0.375% per annum. The amount of the master servicing fee is subject to adjustment with respect to certain prepaid mortgage loans, as described in this free writing prospectus.

Additional Servicing Compensation:

The master servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges (excluding prepayment charges) and all reinvestment income earned on amounts on deposit in certain of the issuing entity’s accounts and excess proceeds with respect to mortgage loans.

Source and Priority of Distributions:

The master servicing fee and the additional servicing compensation described above will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

Priority of Distributions

Priority of Distributions Among Certificates

In general, on any distribution date, available funds will be distributed in the following order:

•
to interest on the interest-bearing classes of senior certificates and IO Components, pro rata, based on their respective interest entitlements; provided, that amounts distributable to the IO Components (after allocation of net deferred interest) will first be deposited into the carryover shortfall reserve fund,

•	to principal of the classes of the senior certificates and the PO Components then entitled to receive distributions of principal, in the order and subject to the priorities set forth below,

•
to interest on and then principal of each class of subordinated certificates, in the order of their distribution priorities, beginning with the Class M-1 Certificates, in each case subject to the limitations set forth below, and

•	from any remaining available funds, to the Class A-R Certificates.

Carryover Shortfall Reserve Fund

On each distribution date, all amounts distributable as interest to the IO Components will be deposited in the carryover shortfall reserve fund and will be distributed as follows:

•
from amounts otherwise distributable to the Class X-P IO-1 Component, concurrently, to the LIBOR Certificates that are senior certificates, pro rata (as specified under “Description of the Certificates—Carryover Shortfall Reserve Fund”), to pay carryover shortfall amounts of those classes of certificates,

•
from amounts otherwise distributable to the Class X-P IO-2 Component, concurrently, to each class of subordinated certificates, pro rata (as specified under “Description of the Certificates—Carryover Shortfall Reserve Fund”), to pay carryover shortfall amounts of each class of subordinated certificates.

Any amounts that were distributable to an IO Component but were not used to pay carryover shortfall amounts as described above will be distributed to the Class X-P Certificates.

Holders of the Class X-P Certificates will not be entitled to reimbursement for any amounts in respect of interest otherwise payable to an IO Component that was used to pay carryover shortfall amounts on other classes of certificates.

Principal

On each distribution date, the principal amount will be distributed as described above under “—Priority of Distributions Among Certificates” as principal first with respect to the senior certificates (or with respect to the Class X-P Certificates, the PO Components) in an amount up to the senior principal distribution amount, and second as principal of the subordinated certificates, in an amount up to the subordinated principal distribution amount.

Senior Certificates:

On each distribution date, the principal amount, up to the amount of the senior principal distribution amount, will be distributed as principal of the following classes of senior certificates, in the following order of priority:

•	first, to the Class A-R Certificates, until its class certificate balance is reduced to zero, and

•
second, concurrently, to the Class A-1, Class A-2 and Class A-3 Certificates and the PO Components, pro rata, until their respective class certificate balances or component principal balances, as applicable, are reduced to zero.

Subordinated Certificates; Applicable Credit Support Percentage Trigger:

On each distribution date, to the extent of available funds available therefor, the principal amount, up to the subordinated principal distribution amount, will be distributed as principal of the subordinated certificates in order of their distribution priority, beginning with the Class M-1 Certificates, until their respective class certificate balances are reduced to zero. Each class of subordinated certificates will be entitled to receive its pro rata share of the subordinated principal distribution amount (based on its respective class certificate balance); provided, that if the applicable credit support percentage of a class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest distribution priority) is less than the original applicable credit support percentage for that class (referred to as a “restricted class”), the restricted class will not receive distributions of the net principal prepayment amount. Instead, the portion of the net principal prepayment amount otherwise distributable to each restricted class will be allocated to those classes of subordinated certificates that are not restricted classes, pro rata, based upon their respective class certificate balances and distributed in the sequential order described above.

Allocation of Realized Losses

On each distribution date, the amount of any realized losses on the mortgage loans will be allocated in the following order of priority:

•
to the subordinated certificates in the reverse order of their distribution priority, beginning with the class of subordinated certificates outstanding with the lowest distribution priority, until their respective class certificate balances are reduced to zero, then

•
to the senior certificates (other than the IO Components), pro rata, until their respective class certificate balances or component principal balances, as applicable, are reduced to zero, provided that any realized losses allocable to the Class A-1, Class A-2 and Class A-3 Certificates will be allocated sequentially, first, to the Class A-3 Certificates until its class certificate balance is reduced to zero, second, to the Class A-2 Certificates until its class certificate balance is reduced to zero and third, to the Class A-1 Certificates until its class certificate balance is reduced to zero.

In addition, if, on any distribution date, following all distributions and the allocation of net deferred interest and realized losses, the aggregate class certificate balance of all classes of certificates exceeds the pool principal balance, then the class certificate balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of the excess.

Credit Enhancement

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.

Subordination

The senior certificates will have a distribution priority over the classes of subordinated certificates. Among the subordinated certificates offered by this free writing prospectus, the Class M Certificates will have a distribution priority over the Class B Certificates. Within the Class M and Class B Certificates, each class of certificates will have a distribution priority over those classes of certificates, if any, with a higher numerical designation.

Subordination is designed to provide the holders of certificates with a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans first, to the subordinated certificates, beginning with the class of subordinated certificates then outstanding with the lowest distribution priority, and second to the senior certificates (other than the IO Components) in accordance with the priorities set forth above under “—Allocation of Realized Losses.”

Additionally, as described above under “—Principal Payments,” unless certain conditions are met, the senior prepayment percentage (which determines the allocation of the net principal prepayments between the senior certificates and the subordinated certificates) will equal or exceed the senior percentage (which represents the senior certificates’ pro rata percentage interest in the mortgage loans). This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates which receive these unscheduled payments of principal while, in the absence of realized losses, increasing the interest in the principal balance of the mortgage loans evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

Advances

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

Repurchase, Substitution and Purchase of Mortgage Loans

The sellers may be required to repurchase, or substitute with a replacement mortgage loan, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of that mortgage loan that materially and adversely affects the interests of the certificateholders in that mortgage loan.

The master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by 151 days or more according to the MBA method. In addition, if a mortgage loan becomes subject to a repurchase obligation of an unaffiliated seller to Countrywide Home Loans due to a delinquency on a scheduled payment due on or prior to the first scheduled payment owing to the issuing entity, the master servicer will have the option to purchase that mortgage loan until the 270th day following the date on which that mortgage loan becomes subject to that repurchase obligation, regardless of the current pay status of that mortgage loan.

If a borrower requests a reduction to the mortgage rate for the related mortgage loan, the master servicer is required to agree to that reduction if Countrywide Home Loans, Inc., in its corporate capacity, agrees to purchase that mortgage loan from the issuing entity. Countrywide Home Loans, Inc. will be obligated to purchase that mortgage loan upon modification of the mortgage rate by the master servicer.

The purchase price for any mortgage loans repurchased by a seller or purchased by the master servicer will generally be equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the master servicing fee rate).

Optional Termination

The master servicer may purchase all of the remaining assets of the issuing entity and retire all the outstanding classes of certificates on or after the distribution date on which the aggregate stated principal balance of the mortgage loans and any related real estate owned by the issuing entity is less than or equal to 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

Tax Status

For federal income tax purposes, the issuing entity (exclusive of the assets in the carryover shortfall reserve fund) will consist of one or more REMICs: one or more underlying REMICs (if any) and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure (or the master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The master REMIC will issue the several classes of certificates, which, other than the Class A-R Certificates, will represent the regular interests in the master REMIC and rights to receive payments of carryover shortfall amounts pursuant to the pooling and servicing agreement. The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICS.

ERISA Considerations

The offered certificates (other than the Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of a benefit plan, so long as certain conditions are met.

Legal Investment

The senior certificates and the Class M-1, Class M-2 and Class M-3 Certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. None of the other classes of offered certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

Risk Factors

The following information, which you should carefully consider, identifies significant sources of risk associated with an investment in the certificates. You should also carefully consider the information under “Risk Factors” in the free writing prospectus supplement and the prospectus.

Alliance Bancorp and its Parent Have Breached Certain Covenants Under Their Respective Financing Arrangements and Have Disclosed a Risk of Bankruptcy
Alliance Bancorp recently disclosed the following in connection with the issuance of the Mortgage Backed Pass-Through Certificates, Series 2007-OA1 on May 31, 2007 by Alliance Bancorp Trust 2007-OA1:

Recent conditions in the mortgage market have adversely affected the finances of Alliance Bancorp. During the fourth quarter of 2006, Alliance Bancorp experienced a decline of value of the mortgage loans that it was holding in its portfolio for sale. In addition, Alliance Bancorp experienced an increase in delinquencies with respect to mortgage loans with early payment default provisions that it had sold in whole loan transactions which resulted in an increase in repurchase requests.

During the first five months of 2007, mortgage loans that were being held in Alliance Bancorp’s portfolio for sale suffered additional price deterioration, and the losses incurred from their subsequent sale resulted in a reduction of the operating cash of Alliance Bancorp. At the same time, Alliance Bancorp’s warehouse lenders requested that Alliance Bancorp pay down the outstanding balance of the related warehouse lines of credit in connection with certain seasoned mortgage loans. Moreover, Alliance Bancorp had to repurchase an unexpectedly high number of mortgage loans due to repurchase requests resulting from early payment defaults on mortgage loans which were sold in previous whole loan transactions. These factors put a strain on Alliance Bancorp’s liquidity starting in February of 2007.

Between February 1, 2007 and May 15, 2007, to help Alliance Bancorp overcome its liquidity issues, certain members of the board of directors loaned approximately $62 million dollars to ARH Mortgage, Inc. the parent company of Alliance Bancorp, Inc. (formerly known as United Financial Mortgage Corp.) and Alliance Mortgage Investments, Inc. (“AMI”), the parent company of Alliance Bancorp. The funds were used to make capital contributions to its subsidiaries to honor the repurchase requests and pay down certain warehouse lines of credit as well as to pay other operating expenses.

On or before May 11, 2007, Alliance Bancorp and its affiliates obtained various waiver letters for or forbearances related to defaults and events of default with respect to certain breaches of covenants under several of Alliance Bancorp’s and its affiliates’ warehouse lines of credit. The earliest of these waivers or forbearances will expire on May 31, 2007 or an earlier date under certain forbearance agreements if certain trigger events specified in such agreements occur. With respect to the lenders, Alliance Bancorp is required to fulfill various obligations by May 31, 2007. Alliance Bancorp is confident that such obligations will be fulfilled within the required time frame. However, there can be no assurance that Alliance Bancorp or its affiliate will be able to do so. If Alliance Bancorp or its affiliate is unable to do so, an event of default will occur enabling the related lender to exercise its rights under the related warehouse line of credit, including the termination thereof. Alliance Bancorp is also in breach of various other covenants with respect to its warehouse lines of credit which it believes not to be material. However, the related lender could use these breaches to exercise its rights under the related warehouse line of credit, including the termination thereof. Any default on a warehouse line may trigger cross-default provisions with respect to other warehouse lines and covenants of other debt agreements of Alliance Bancorp.

The failure of Alliance Bancorp to fulfill its obligations under its warehouse lines on a timely basis or to receive a claim of a breach of a covenant as described in the preceding paragraph will adversely affect its ability to retain sufficient liquidity to repurchase assets from Alliance Bancorp Trust 2007-OA1 in respect of any breaches of representations and warranties and to maintain its current business practices. In the event Alliance Bancorp is unable to repurchase such mortgage loans, those mortgage loans will remain in the trust, notwithstanding the breaches. As a result, delinquencies and losses on the mortgage loans may be greater, and the yield on your certificates lower, than would otherwise be the case. In addition, Alliance Bancorp may not be able to perform its responsibilities as servicer.

Alliance Bancorp has informed representatives of CWALT, Inc. that it timely satisfied the obligations and requirements of the waivers and forbearance agreements of its warehouse lenders.

Alliance Bancorp and/or its affiliates could file for bankruptcy protection at any time.

Although Countrywide Home Loans will have the repurchase obligation for breaches of the representations contained in the pooling and servicing agreement regarding the mortgage loans, any bankruptcy of Alliance Bancorp or its affiliates, as well as the existence or perception of Alliance Bancorp’s or its affiliates deteriorating financial condition, may limit the liquidity and/or reduce the market value of the certificates. The liquidity and market value of the certificates also could be adversely affected even if there is no bankruptcy filing.

The Mortgage Pool

General

As of the cut-off date, the aggregate Stated Principal Balance of the Mortgage Loans in the mortgage pool was approximately $243,473,596, which is referred to as the “Cut off Date Pool Principal Balance.” The Cut off Date Pool Principal Balance of the Mortgage Loans is subject to a variance of plus or minus 10%.

The principal balance of each Mortgage Loan as of the cut-off date reflects the application of scheduled payments of principal due on the Mortgage Loan on or prior to the cut-off date, whether or not received, and any amounts of deferred interest added to the Stated Principal Balance of such Mortgage Loan as a result of negative amortization (as described below). Whenever reference is made in this free writing prospectus to a percentage of some or all of the Mortgage Loans, that percentage is determined on the basis of the Stated Principal Balances of such Mortgage Loans as of the cut-off date, unless otherwise specified.

All of the Mortgage Loans to be included in the issuing entity will be evidenced by promissory notes secured by first lien deeds of trust, security deeds or mortgages on one- to four- family residential properties. All of the Mortgage Loans had stated terms to maturity of 30 years at origination. Except for the 40/30 Balloon Mortgage Loans, the Mortgage Loans will have amortization terms that are equal to their respective stated terms to maturity. A “40/30 Balloon Mortgage Loan” has an original amortization term of 40 years and an original stated term to maturity of 30 years. All of the Mortgage Loans provide that payments are due on the first day of each month (the “Due Date”). Scheduled monthly payments made by the borrowers on the Mortgage Loans (referred to as scheduled payments) either earlier or later than their scheduled Due Dates will not affect the amortization schedule or the relative application of the payments to principal and interest. Approximately 99.80% of the Mortgage Loans require the payment of prepayment charges in connection with certain prepayments. The remaining Mortgage Loans may be prepaid at any time without a prepayment charge. Any prepayment charges received on the Mortgage Loans will only be distributed to the Class X-P Certificates.

All of the Mortgage Loans will be “Negative Amortization Loans.” The Mortgage Rates for the Negative Amortization Loans are generally fixed for the one to three month period beginning with the month prior to the month in which the first scheduled payment occurs under the mortgage note (and the related Mortgage Rate during such time period generally is less than the sum of the applicable Mortgage Index and the related Gross Margin) and then they adjust monthly, but the scheduled payments on the Negative Amortization Loans adjust annually (after the end of their respective initial fixed scheduled payment period of up to five years) on a date specified in the related mortgage note, subject to the conditions (the “Payment Caps”) that:

•
the amount of the monthly payment (with the exception of the payment adjustment dates described below and the last payment adjustment date) will not increase or, if applicable, decrease, by an amount that is more than 7.50% of the monthly payment prior to the adjustment,

•
as of the five-year anniversary of the first Due Date of the Mortgage Loan and on the same date every fifth year thereafter or, in the case of approximately 0.91% of the Mortgage Loans, as of the ten-year anniversary of the first Due Date and on the same date every fifth year thereafter and, in each case, on the last payment adjustment date, the monthly payment will be recast without regard to the limitation in the first bullet point above, and

•
if the unpaid principal balance exceeds 110% or 115%, as applicable, of the original principal balance due to deferred interest, the monthly payment will be recast without regard to the limitation in the first bullet point to amortize fully the then unpaid principal balance of the Negative Amortization Loan over its remaining amortization term.

Each Mortgage Loan will provide for the adjustment to its mortgage rate (the “Mortgage Rate”) at the end of its initial fixed-rate period, if any, and, monthly thereafter (referred to as the “Adjustment Date”) in accordance with the terms of the related Mortgage Note to equal the sum of (1) the index (the “Mortgage Index”) in the related Mortgage Note and (2) a fixed percentage amount specified in the related mortgage note (the “Gross Margin”). The Mortgage Index for the Mortgage Rate for all of the Mortgage Loans is the twelve-month average monthly yield on U.S. Treasury Securities adjusted to a constant maturity of one-year, as published by the Federal Reserve Board in the Federal Reserve Statistical Release “Selected Interest Rates (H.15)” (“One-Year MTA”). If the Mortgage Index is no longer available, the Mortgage Index will be a new index selected by the master servicer based on comparable information.

Since the Mortgage Rates on the Mortgage Loans adjust at a different time than the monthly payments thereon and the Payment Caps may limit the amount by which the monthly payments may adjust, the amount of a monthly payment may be more or less than the amount necessary to fully amortize the principal balance of the Negative Amortization Loan over its then remaining amortization term at the applicable Mortgage Rate. Accordingly, Negative Amortization Loans may be subject to:

•
reduced amortization (if the monthly payment due on a Due Date is sufficient to pay interest accrued during the related accrual period at the applicable Mortgage Rate but is not sufficient to reduce principal in accordance with a fully amortizing schedule);

•
negative amortization (if interest accrued during the related accrual period at the applicable Mortgage Rate is greater than the entire monthly payment due on the related Due Date (which is referred to as “Deferred Interest”)); or

•
accelerated amortization (if the monthly payment due on a Due Date is greater than the amount necessary to pay interest accrued during the related accrual period at the applicable Mortgage Rate and to reduce principal in accordance with a fully amortizing schedule).

Any Deferred Interest is added to the principal balance of the applicable Negative Amortization Loan and, if such Deferred Interest is not offset by subsequent accelerated amortization, it may result in a final lump sum payment at maturity greater than, and potentially substantially greater than, the monthly payment due in the immediately preceding Due Period.

Adjustments to the Mortgage Rate for each Mortgage Loan will be subject to a lifetime maximum interest rate (the “Maximum Mortgage Rate”). After the introductory period of one to three months during which the Mortgage Rate is fixed, each Mortgage Loan specifies a lifetime minimum interest rate (the “Minimum Mortgage Rate”), which will generally equal the Gross Margin for that Mortgage Loan.

Each borrower has a variety of monthly payment options under a Negative Amortization Loan. The borrower has the option to make a payment that

•	equals the minimum scheduled payment described above, or

•	is sufficient to fully amortize the unpaid principal balance of the Negative Amortization Loan at the current Mortgage Rate over an assumed amortization term of 15 or 30 years.

Any payment by a borrower that is made in accordance with one of the payment options described above will not constitute a prepayment.

The earliest first Due Date for any Mortgage Loan was October 1, 2006. The earliest stated maturity date of any Mortgage Loan is June 1, 2036. The latest stated maturity date of any Mortgage Loan is May 1, 2037.

As of the closing date, all payments due with respect to each Mortgage Loan prior to May 1, 2007 have been made. However, as of June 1, 2007, 1.17% of the Mortgage Loans, by aggregate Stated Principal Balance of the Mortgage Loans as of the cut-off date, were 30 or more days delinquent according to the MBA Method.

Delinquencies with respect to the Mortgage Loans will be recognized in accordance with the MBA Method. See “The Agreements—Delinquency Calculation Methods” in the prospectus for more information about the MBA Method.

Except as described in the following sentence, substantially all of the Mortgage Loans have not been 30 days or more delinquent in the twelve-month period prior to the cut-off date. In the twelve-month period ending on the cut-off date, the Mortgage Loans have been delinquent in payment of principal and interest as described in the table below.

Delinquency History of the Mortgage Loans
in the Twelve-Month Period Ending on the Cut-off Date

Delinquency (Days)	No. of occurrences	No. of Mortgage Loans	Percent of Cut-off Date Pool Principal Balance	Aggregate Principal Balance
	1	37	7.51%	$18,294,724
30-59	2	9	1.55%	$ 3,768,149
	3	1	0.08%	$ 194,554
60-89	1	1	0.21%	$ 522,355
1 x 30; 1 x 60(1)	1	1	0.33%	$ 797,030

(1)	This Mortgage Loan was 30-59 days delinquent once and 60-89 days delinquent once in the twelve-month period ending on the cut-off date.

The Mortgage Loans that were delinquent as of June 1, 2007 and the Mortgage Loans specified in the table above may be eligible for purchase by the master servicer. See “Description of the Certificates—Optional Purchase of Defaulted Loans and Certain Delinquent Loans” in this free writing prospectus.

The “Loan-to-Value Ratio” of a mortgage loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related mortgage loan at the date of determination and the denominator of which is the Collateral Value. The “Collateral Value” is,

•	in the case of a purchase, the lesser of the selling price of the mortgaged property or its appraised value at the time of sale, or

•	in the case of a refinance, the appraised value of the mortgaged property at the time of the refinance.

Although all of the Mortgage Loans are secured by first liens, the tables set forth in Annex entitled “Combined Loan-to-Value Ratios” include the Combined Loan-to-Value Ratios of certain Mortgage Loans. The “Combined Loan-to-Value Ratio” of a mortgage loan is based on the information provided by Alliance Bancorp or Alliance Bancorp Inc. and may or may not reflect the presence or amount of any junior mortgage loan secured by the same mortgaged property.

No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the mortgage loans.

Statistical Information

The information in Annex A and Annex B sets forth certain characteristics of the Mortgage Loans as of the cut-off date. Other than with respect to rates of interest, percentages (approximate) are stated by the aggregate Stated Principal Balance of the Mortgage Loans as of the cut-off date. The sum in any column of the following tables may not equal the indicated value due to rounding. In addition, each weighted average FICO credit score set forth in the tables in Annex A has been calculated without regard to any Mortgage Loan for which the FICO credit score is not available.

Underwriting Process

General

Approximately 72.50% and 27.50% of the mortgage loans were originated or acquired by Alliance Bancorp and Alliance Bancorp Inc. (“ABI”) (formerly known as United Financial Mortgage Corp.), respectively. Substantially all of the mortgage loans were originated or acquired pursuant to Alliance Bancorp’s underwriting guidelines as described in this free writing prospectus.

Alliance Bancorp

Alliance Bancorp, is a California corporation. Alliance Bancorp is a wholly-owned subsidiary of Alliance Mortgage Investments, Inc. (“AMI”), a Delaware corporation and AMI is a wholly-owned subsidiary of ARH Mortgage Inc., a Delaware corporation. Alliance Bancorp is engaged in the acquisition, purchase and sale of first lien conforming and non-conforming, Option ARM mortgage loans from a network of third party correspondents, mortgage bankers, and brokers. Alliance Bancorp has been originating Option ARM mortgage loans since 2005. Alliance Bancorp originated approximately $406.7 million of Option ARM mortgage loans in 2005 and $1.87 billion of Option ARM mortgage loans during 2006. The principal executive offices of Alliance Bancorp are located at 1000 Marina Blvd., Ste. 100, Brisbane, California 94005.

Alliance Bancorp Inc.

ABI is an Illinois corporation. ABI is a wholly-owned subsidiary of ARH Mortgage Inc., a Delaware corporation. ABI is engaged in the acquisition, purchase and sale of first lien conforming and non-conforming, Option ARM mortgage loans from a network of third party correspondents, mortgage bankers, and brokers. ABI has been originating Option ARM mortgage loans since 2005. ABI originated approximately $204.5 million of Option ARM mortgage loans in 2005 and $818 million of Option ARM mortgage loans during 2006. The principal executive offices of ABI are located at 815 Commerce Drive, Ste. 100, Oakbrook, Illinois 60523.

Underwriting Criteria of Alliance Bancorp and Alliance Bancorp Inc. for Residential Mortgage Loans

The following information generally describes underwriting guidelines of Alliance Bancorp and Alliance Bancorp Inc. (each, an “Originator” and collectively, the “Originators”) with respect to mortgage loans originated pursuant to their Option ARMs underwriting guidelines. Substantially all of the mortgage loans were underwritten pursuant to, or in accordance with, the standards of Alliance Bancorp’s Option ARMs underwriting guidelines which are described below.

Details of Specific Programs of Alliance Bancorp and Alliance Bancorp Inc. for Residential Mortgage Loans

The following provisions apply to all of the mortgage loans originated under the Originators’ Option ARM Programs.

Eligibility. The related Originator generally performs a pre-funding audit on each mortgage loan. This audit includes a review for compliance with the related program parameters and accuracy of the legal documents.

Variations. The Originators use the following parameters as guidelines only. On a case by case basis, an Originator may determine that the prospective mortgagor warrants an exception outside the standard program guidelines. An exception may be allowed if the loan application reflects certain compensating factors, including instances where the prospective mortgagor:

•	has demonstrated an ability to save and devote a greater portion of income to basic housing needs;

•	may have a potential for increased earnings and advancement because of education or special job training, even if the prospective mortgagor has just entered the job market;

•	has demonstrated an ability to maintain a debt free position;

•	may have short term income that is verifiable but could not be counted as stable income because it does not meet the remaining term requirements; and

•	has net worth substantial enough to suggest that repayment of the loan is within the prospective mortgagor's ability.

Appraisals. The Originators do not publish an approved appraiser list for its loan channels. Each appraiser must:

•	be a state licensed or certified appraiser;

•
meet the independent appraiser requirements for staff appraisers, or, if appropriate, be on a list of appraisers specified by the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the FDIC and the Office of Thrift Supervision under their respective real estate appraisal regulations adopted in accordance with Title XI of the Financial Institutions Reform Recovery and Enforcement Act of 1989, regardless of whether the seller is subject to those regulations;

•	be experienced in the appraisal of properties similar to the type being appraised;

•	be actively engaged in appraisal work; and

•	subscribe to a code of ethics that is at least as strict as the code of the American Institute of Real Estate Appraisers or the Society of Real Estate Appraisers.

With respect to the Originators’ Option ARM Programs, when the loan amount is $1,000,000 or less, one full appraisal is required on each loan. In addition, an automated valuation model, or AVM, or a quantitative appraisal report (Fannie Mae Form 2055), or a broker price opinion, or BPO, or enhanced desk review is obtained at the underwriter's discretion. When the loan amount is greater than $1,000,000, one full appraisal plus a field review with interior photos may be required.

The Option ARM Programs of Alliance Bancorp and Alliance Bancorp Inc. for Residential Mortgage Loans

General. The underwriting guidelines utilized in the Option ARM Programs are intended to assess the borrower's ability and willingness to repay the mortgage loan obligation and to assess the adequacy of the mortgaged property as collateral for the mortgage loan. The Option ARM Programs are designed to meet the needs of borrowers with excellent credit, as well as those whose credit has been adversely affected. The Option ARM Programs consist of the No Payment Option ARM Program, the Alt A Option ARM Program, the Next Generation Option ARM Program and the Non-Prime Option ARM Program. Each program has different credit granting criteria, reserve requirements, qualifying ratios and loan-to-value, or LTV ratio, or restrictions. Depending on the LTV ratio of the mortgage loan, borrowers are required to have debt service to income ratios within the range of 45% to 55% calculated on the basis of monthly income.

Under the four Option ARM Programs, the Originators underwrite one to four family mortgage loans with combined LTV, or CLTV ratios at origination of up to 95%, depending on, among other things, a borrower's credit history, repayment ability and debt service -to -income ratio, as well as the type and use of the mortgaged property.

No Payment Option ARM: This program is for owner-occupied mortgaged properties only and allows the borrower to forgo the first 3 payments. In addition to the no payment for three months option, there are four additional payment options available to the borrower, including, minimal payment, interest only payment, 30-year fully amortizing payment and the 15-year fully amortizing payment. Under the program, the available documentation types include the Full/Alternative Documentation Program, SIVA, SISA, NIVA and NISA. Loans are available up to $2,000,000 and the mortgaged property is limited to 1-2 units.

Alt A Option ARM: This program is for owner-occupied mortgaged properties as well as second homes and investment properties. Four payment options are available on this program including minimal payment, interest only, 30-year fully amortizing and 15-year fully amortizing. Under this program, for owner-occupied mortgaged properties, the available documentation types include the Full/Alternative Documentation Program, SIVA, SISA, NIVA and NISA. The available documentation types allowed on investment and second-home properties are the Full/Alternative Documentation Program and SIVA.

Next Generation Option ARM: This program offers fixed payments for 1, 2, 3, 4, or 5 years with up to a 95% LTV ratio for owner-occupied mortgaged properties and second homes and up to a 90% LTV ratio for investment properties. Four payment options are available on this program including, interest only, 30-year fully amortizing and 15-year fully amortizing. Negative amortization is capped at 115% (110% in New York) The recast is every 5 years or immediately if the negative amortization reaches or would exceed the maximum negative amortization.

Non-Prime Option ARM: This program offers four payment options, with reduced LTV and CLTV ratios utilizing only the Full/Alternative Documentation Program, SIVA and SISA documentation types. Full/Alternative Documentation loans are underwritten with a 50% debt-to-income ratio and SIVA with a 45% debt-to-income ratio. Mortgage lates in the past 24 months are allowed for loans up to $1,000,000. Borrower restrictions include no foreign nationals and limited cash out for all documentation types and LTVs.

All of the mortgage loans originated under the Option ARM Programs are prior approved and/or underwritten either by employees of Alliance Bancorp or underwritten by contracted mortgage insurance companies or delegated conduit sellers. Alliance Bancorp receives verbal verification from the conduit seller or verifies internally the employment prior to funding or acquiring each Option ARM Program mortgage loan.

The Option ARM Programs allow for approval of an application pursuant to the Full/Alternative Documentation Program, the no income, stated assets program, or NISA, the stated income program, or SIVA, and the no ratio program, or NIVA.

Full/Alternative Documentation. Each prospective borrower completes a mortgage loan application which includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. Alliance Bancorp requires a credit report on each applicant from a credit reporting company. The report typically contains information relating to credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments.

The Full/Alternative Documentation Program requires the following documents: (i) Uniform Residential Loan Application (Fannie Mae Form 1003 or Freddie Mac Form 65), (ii) Statement of Assets and Liabilities (Fannie Mae Form 1003A or Freddie Mac Form 65A), (iii) In File Tri Merged Credit Report or Residential Mortgage Credit Report with records obtained from at least two separate repositories, (iv) Verification of Employment Form providing a complete two year employment history, (v) Verification of Deposit Form for all liquid assets, verifying minimum cash reserves based upon the LTV ratio and borrower's income, and (vi) a Uniform Residential Appraisal Report (Fannie Mae Form 1004 or Freddie Mac Form 70). The Full/Alternative Documentation Program allows for the use of certain alternative documents in lieu of the Verification of Deposit Form and Verification of Employment Form. These include W-2 Statements, tax returns and one pay check from the most recent full month for verification of income and the most recent one month personal bank statement for verification of liquid assets. In addition, self employed borrowers must provide federal tax returns for the previous two years, including K-1's, federal business tax returns for two years, year to date financial statements and a signed IRS Form 4506 (Request for Copy of Tax Returns). Self-employed borrowers whose sole income is from Schedule "C" may utilize a processed IRS Form 4506 to qualify in lieu of providing prior 2-years tax returns.

The limited documentation program differs from the Full/Alternative Documentation Program only in that the Verification of Employment form covers a one year employment history.

Reduced Documentation Programs

Stated Income/Verified Assets Program (SIVA). The borrower provides income on the mortgage loan application which the Originator is not required to verify. A debt-to-income ratio is calculated based on the information provided. Employment information is provided and is verbally verified. Permitted maximum loan to value ratios (including secondary financing) under the Stated Income Verified Asset program generally are limited.

Stated Income/Stated Assets Program (SISA). The borrower provides income on the mortgage loan application which Alliance Bancorp is not required to verify. A debt-to-income ratio is calculated based on the information provided. Employment information is provided and is verbally verified. Permitted maximum loan to value ratios (including secondary financing) under the Stated Income Stated Asset program generally are limited to 90% CLTV with a decreased back ratio of 45%.

No Ratio Program (NIVA). The borrower provides no income information, but provides employment and asset information on the mortgage loan application, which the Originator is required to verify.

No Income/Stated Assets Program (NISA). The borrower provides no income information, but provides employment and unverified asset information on the mortgage loan application.

Under all of the Option ARM Programs, the Originator or the conduit seller verbally verifies the borrower's employment prior to closing. Credit history, collateral quality and the amount of the down payment are important factors in evaluating a mortgage loan submitted under one of the Reduced Documentation Programs. In addition, in order to qualify for a Reduced Documentation Program, a mortgage loan must conform to certain criteria regarding maximum loan amount, property type and occupancy status. Exceptions are granted on a case by case basis. Secondary financing is allowed in the origination of the Reduced Documentation Program but must meet the combined LTV ratio requirements and certain other requirements for subordinate financing. In all cases, liquid assets must support the level of income of the borrower as stated in proportion to the type of employment of the borrower. Full Documentation is requested by the underwriter if it is the judgment of the underwriter that the compensating factors are insufficient for loan approval.

Credit History. The Option ARM Programs define an acceptable credit history in each of the Programs. The Alt A Option ARM Program, Next Generation Option ARM Program and No Payment Option ARM Program define an acceptable credit history as a borrower who has “A” credit, meaning a minimum of three trade accounts, including a mortgage and/or rental history, along with one nontraditional trade account to satisfy three trades, with 24 months credit history, or at 80% loan-to-value and less 4 trades minimum, 2 trades with 12 months credit history plus 1 trade with a minimum 24 months credit history plus 24 months mortgage or rent history, no 30 day delinquent mortgage payments in the last 12 months, and a maximum of one 30 day delinquent payments on any revolving credit account within the past 12 months and a maximum of one 30 day delinquent payment on installment credit account within the past 12 months. However, if the LTV ratio of the loan is 90% or less, consumer credit is disregarded. Bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history.

Foreclosures are not allowed in the past 2 years. No judgments, suits, tax liens, other liens, collections or charge offs in the past 24 months, generally older items must be paid prior to or at closing; provided that any such judgments, suits, other liens, collections or charge offs in the past 24 months must not exceed $500 in the aggregate and any such judgments, suits, other liens, collections or charge offs older than 24 months must not exceed $2,000 in the aggregate, in either case without regard to any medical judgments, suits, tax liens, other liens, collections or charge offs that are not excessive or impact the borrower’s ability to repay the loan. The Originators have developed expanded underwriting guidelines for credit requirements on the Non-prime Option ARM Program. A borrower may not have any 30 day delinquent mortgage payments within the past 12 months for the Next Generation Option ARM Program, No Payment Option ARM Program and Alt A Option ARM Program. The Non-Prime Option ARM Program allows for 1 x30 in the last 12 months and up to 3 x30 in the last 24 months

Property Insurance. Each borrower is required to provide insurance coverage with respect to the related mortgaged property that includes:

•	fire and extended coverage equal to the lesser of the replacement cost of the buildings and improvements or the loan amount;

•	comprehensive personal liability coverage in an amount not less than $1,000,000/$2,000,000;

•	loss of rent coverage equal to 100% of the gross potential rent; and

•	to the extent required based on the characteristics of a particular property, law and ordinance coverage, flood insurance and earthquake insurance.

There are no legal proceedings pending against the Alliance Bancorp or any of its property, including any proceedings known to be contemplated by governmental authorities that would be material to holders of the Certificates. However, the Alliance Bancorp affiliate, ABI, is subject to a claim that may be material to the holders of the Certificates. In 2005, an action was filed in the U.S. District Court for the Western District of New York against ABI. The case was filed by former loan officers of its then Rochester, New York branch. These former loan officers seek to recover allegedly unpaid minimum wage and overtime for themselves, and others similarly situated, under both federal and New York labor laws. That matter is currently stayed pending ongoing arbitration proceedings. In 2006, a related lawsuit was filed in the same U.S. District Court against ABI, three of its former officers/directors, Airlie Opportunity Master Fund, Ltd., ARH Mortgage, Inc. and its parent. ABI is vigorously asserting its defenses in these matters.

Servicing of Mortgage Loans

Servicing Compensation and Payment of Expenses

The “Expense Fee Rate” is the per annum rate at which the expense fees accrue on the principal balance of each Mortgage Loan. The expense fees with respect to the mortgage pool are payable out of the interest payments on each Mortgage Loan.

The expense fees consist of:

•
the master servicing fee payable to the master servicer in respect of its servicing activities (the “Master Servicing Fee”) with respect to each Mortgage Loan, equal to one-twelfth of the stated principal balance of that Mortgage Loan multiplied by the Master Servicing Fee Rate,

•	fees payable to the trustee in respect of its activities as trustee under the pooling and servicing agreement, and

•	lender paid mortgage insurance premiums, if any.

The “Master Servicing Fee Rate” is 0.375% per annum with respect to the Mortgage Loans.

In cases where a Mortgage Loan is being directly serviced by a subservicer, the subservicer will be entitled to a portion of the Master Servicing Fee. The master servicer is obligated to pay some but not all ongoing expenses associated with the issuing entity and incurred by the master servicer in connection with its responsibilities under the pooling and servicing agreement and those amounts will be paid by the master servicer out of the Master Servicing Fee. The amount of the Master Servicing Fee is subject to adjustment with respect to prepaid Mortgage Loans, as described under “—Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans” in this free writing prospectus. The master servicer is also entitled to receive, as additional servicing compensation, amounts in respect of interest paid on principal prepayments received during that portion of a Prepayment Period from the first day in the month of a Distribution Date to the end of the related Prepayment Period (“prepayment interest excess”), all late payment fees assumption fees and other similar charges (excluding prepayment charges) and all reinvestment income earned on amounts on deposit in the Certificate Account and Distribution Account and Excess Proceeds with respect to the Mortgage Loans as described under “Description of the Certificates—Fees and Expenses”.

Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans

When a borrower prepays a Mortgage Loan between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Except with respect to the month of the cut-off date, principal prepayments by borrowers received by the master servicer from the first day through the fifteenth day of a calendar month will be distributed to certificateholders on the Distribution Date in the same month in which the prepayments are received and, accordingly, no shortfall in the amount of interest to be distributed to certificateholders with respect to prepaid Mortgage Loans results. Conversely, principal prepayments by borrowers received by the master servicer from the sixteenth day (or, in the case of the first Distribution Date, from May 1, 2007) through the last day of a calendar month will be distributed in the month following the month of receipt and, accordingly, a shortfall in the amount of interest to be distributed to certificateholders with respect to the prepaid Mortgage Loans would result. Such a shortfall is referred to as a “prepayment interest shortfall.” Pursuant to the pooling and servicing agreement, the Master Servicing Fee for any month will be reduced by an amount sufficient to pass through to the certificateholders the full amount of interest to which they would be entitled for each prepaid Mortgage Loan on the related Distribution Date. However, the Master Servicing Fee on a Distribution Date will only be reduced by not more than the lesser of the prepayment interest shortfalls and one-half of the Master Servicing Fee for that Distribution Date for the Mortgage Loans (the “Compensating Interest”).

If shortfalls in interest as a result of prepayments on the Mortgage Loans in any Prepayment Period exceed the Compensating Interest for the related Distribution Date, the amount of interest distributed to the certificateholders will be reduced by the amount of the excess.

Certain Modifications and Refinancings

Countrywide Home Loans is permitted under the pooling and servicing agreement to solicit borrowers for reductions to the mortgage rates of their respective mortgage loans. If a borrower requests a reduction to the mortgage rate for the related mortgage loan, the master servicer is required to agree to that reduction if Countrywide Home Loans, in its corporate capacity, agrees to purchase that mortgage loan from the issuing entity. Countrywide Home Loans will be obligated to purchase that mortgage loan upon modification of the mortgage rate by the master servicer for a price equal to 100% of the Stated Principal Balance of that mortgage loan, plus accrued and unpaid interest on the mortgage loan up to the next Due Date at the applicable net mortgage rate, net of any unreimbursed advances of principal and interest on the mortgage loan made by the master servicer. Countrywide Home Loans will remit the purchase price to the master servicer for deposit into the Certificate Account within one business day of the purchase of that mortgage loan. Purchases of mortgage loans may occur when prevailing interest rates are below the mortgage rates on the mortgage loans and borrowers request modifications. Countrywide Home Loans will indemnify the issuing entity against liability for any prohibited transactions taxes and related interest, additions or penalties incurred by any REMIC as a result of any such modification or purchase.

In addition, the master servicer may agree to modifications of a mortgage loan, including reductions in the related mortgage rate, if, among other things, it would be consistent with the customary and usual standards of practice of prudent mortgage loan servicers. Such modifications may occur in connection with workouts involving delinquent mortgage loans. Countrywide Home Loans is not obligated to purchase any such modified mortgage loans.

Static Pool Data

Certain static pool data with respect to the delinquency, cumulative loss and prepayment data for Countrywide Home Loans is available online at http://www.countrywidedealsdata.com?CWDD=01200706. This static pool data is not deemed part of the prospectus or the registration statement of which the prospectus is a part to the extent that the static pool data relates to:

•	prior securitized pools of Countrywide Home Loans that do not include the Mortgage Loans and that were established before January 1, 2006; or

•	in the case of information regarding the Mortgage Loans, information about the Mortgage Loans for periods before January 1, 2006.

Delinquency data available at the foregoing web address has been calculated according to the MBA Method.

We cannot assure you that the prepayment, loss or delinquency experience of the Mortgage Loans sold to the issuing entity will be comparable to the historical prepayment, loss or delinquency experience of any of the other securitized pools sponsored by the Countrywide Home Loans. In this regard, you should note how the characteristics of the mortgage loans in those securitized pools differ from the characteristics of the issuing entity’s Mortgage Loans. Such differences, along with the varying economic conditions to which those securitized pools were subject, make it less likely that the issuing entity’s Mortgage Loans will perform in the same way that any of those pools has performed. In addition, none of the Mortgage Loans were originated by Countrywide Home Loans. As a result, Mortgage Loans will not perform in the same way that any of those pools has performed. However, the static pool data for Countrywide Home Loans’ securitizations has been included since the Mortgage Loans will be serviced by Countrywide Home Loans Servicing LP and Countrywide Home Loans will make the representations and warranties under the pooling and servicing agreement with respect to the Mortgage Loans.

Certain static pool information with respect to Alliance Bancorp is contained in Annex C to this free writing prospectus. The original loan characteristics section of Annex C identifies the characteristics of all conventional, adjustable rate, negative amortization mortgage loans originated by Alliance Bancorp in the applicable calendar month of the 2006 or 2007 calendar year. The information in the original loan characteristics section of Annex C is based on the characteristics of each mortgage loan as of its origination date.

The sections of Annex C related to delinquency, loss and prepayments set forth the delinquency, cumulative loss and prepayment data for each calendar month of originations in monthly increments beginning with the month in which such mortgage loans were originated. Each monthly increment of data provides data regarding the mortgage loans from the applicable origination month, but the performance data for each monthly increment does not include performance data related to mortgage loans that were sold to unaffiliated parties prior to the beginning of the calendar month related to the monthly increment for which performance data is shown. The delinquency data included in Annex C has been calculated according to the MBA Method.

We cannot assure you that the prepayment, loss or delinquency experience of the Mortgage Loans will be comparable to the historical prepayment, loss or delinquency experience of the mortgage loans for which performance data is included in Exhibit C. You should note how the characteristics of the mortgage loans in those origination years differ from the characteristics of the Mortgage Loans. Such differences, along with the varying economic conditions to which those mortgage loans were subject, makes it unlikely that the Mortgage Loans will perform in the same way that those mortgage loans have performed. In addition, since Alliance Bancorp recently began originating conventional, adjustable rate, negative amortization mortgage loans in significant volumes, there is very little performance data regarding the performance of those mortgage loans that were originated by Alliance Bancorp. Losses and delinquencies with respect to the mortgage loans originated by Alliance Bancorp during the 2006 and 2007 calendar years are likely to rise substantially as those mortgage loans begin to reach their first payment adjustment dates and the related monthly payments begin to rise substantially.

Description of the Certificates

General

The certificates will be issued pursuant to the pooling and servicing agreement. We summarize below the material terms and provisions pursuant to which the certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates.

The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of CWALT, Inc., Countrywide Home Loans, Inc. (or any other seller), Countrywide Home Loans Servicing LP or any of their affiliates.

The Mortgage Pass-Through Certificates, Series 2007-AL1 will consist of the Class A-1, Class A-2, Class A-3, Class X-P, Class A-R, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class B-1 and Class B-2 Certificates. Only the classes of certificates listed on the cover page are offered by this free writing prospectus (the “offered certificates”). The Class B-1 and Class B-2 Certificates are not offered by this free writing prospectus. Any information presented in this free writing prospectus with respect to the Class B-1 and Class B-2 Certificates is provided only to permit a better understanding of the offered certificates.

When describing the certificates in this free writing prospectus, we use the following terms:

Designation	Classes of Certificates
Senior Certificates	Class A, Class X-P and Class A-R Certificates
Subordinated Certificates	Class M and Class B Certificates
LIBOR Certificates	Class A, Class M and Class B Certificates
Class A Certificates	Class A-1, Class A-2 and Class A-3 Certificates
Class M Certificates	Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates
Class B Certificates	Class B-1 and Class B-2 Certificates
IO Components	Class X-P IO-1 and Class X-P IO-2 Components
PO Components	Class X-P PO-1 and Class X-P PO-2 Components
Offered Certificates	Senior Certificates and Class M Certificates
Private Certificates	Class B-1 and Class B-2 Certificates

The certificates are generally referred to as the following types:

Class	Type
Class A-1 Certificates	Senior/Floating Pass-Through Rate/Super Senior
Class A-2 Certificates	Senior/Floating Pass-Through Rate/Super Senior/Support
Class A-3 Certificates	Senior/Floating Pass-Through Rate/Support
Class X-P Certificates	Senior/Variable Pass-Through Rate/Component
Class A-R Certificates	Senior/Variable Pass-Through Rate/Residual
Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class B-1 and Class B-2 Certificates	Subordinate/Floating Pass-Through Rate

The Class X-P Certificates will be entitled to all prepayment charges received in respect of the Mortgage Loans, and such amounts will not be available for distribution to the holders of the other classes of certificates.

The senior certificates will have an initial aggregate Class Certificate Balance of approximately $209,753,100 and will evidence in the aggregate an initial beneficial ownership interest of approximately 86.15% in the issuing entity. The subordinated certificates will each evidence the initial beneficial ownership interest in the issuing entity set forth below:

Class of Subordinated Certificates	Initial Beneficial Ownership Interest
Class M-1	2.05%
Class M-2	1.85%
Class M-3	1.15%
Class M-4	0.95%
Class M-5	1.75%
Class B-1	2.90%
Class B-2	3.20%

The Class Certificate Balances or Notional Amounts of the certificates may vary in the aggregate by plus or minus 10%. Any information presented in this free writing prospectus with respect to the Private Certificates is provided only to permit a better understanding of the Offered Certificates.

Calculation of Class Certificate Balance

The “Class Certificate Balance” of any class of certificates (other than the Class X-P Certificates) as of any Distribution Date is the initial Class Certificate Balance of the class, reduced by the sum of

•	all amounts previously distributed to holders of certificates of the class as payments of principal,

•	the amount of Realized Losses allocated to the class,

and, increased by

•	the amount of Net Deferred Interest allocated to such class of certificates, as described in this free writing prospectus under “Description of the Certificates—Interest”;

provided, however to the extent Realized Losses have been allocated to the Class Certificate Balances or Component Principal Balances of the certificates or components, the Class Certificate Balances or Component Principal Balances of the classes to which the Realized Losses have been allocated will be increased, sequentially in the order of distribution priority (from highest to lowest), by the amount of Subsequent Recoveries on the Mortgage Loans distributed as principal to any related class of certificates or component, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance or Component Principal Balance of that class of certificates or component. See “Application of Liquidation Proceeds” in the prospectus.

In addition, the Class Certificate Balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced if and to the extent that the aggregate Class Certificate Balance of all classes of certificates, following all distributions and the allocation of Realized Losses on any Distribution Date, exceeds the pool principal balance.

The calculation of the Class Certificate Balance of the Class X-P Certificates is described under “—Component Class” below.

Component Class

Solely for purposes of calculating distributions of principal and interest and the allocation of Realized Losses and Net Deferred Interest, the Class X-P Certificates will be made up of the components having the designations, initial Component Principal Balances and initial Component Notional Amounts set forth below.

Class	Component Designation	Initial Component Principal Balance	Initial Component Notional Amount
Class X-P Certificates	Class X-P IO-1 Component	N/A	$209,753,000
	Class X-P IO-2 Component	N/A	$ 33,720,496
	Class X-P PO-1 Component	$0	N/A
	Class X-P PO-2 Component	$0	N/A

The initial Component Notional Amounts set forth in the preceding table may vary by plus or minus 10%. The components comprising the Class X-P Certificates will not be separately transferable from such class of certificates.

The “Class Certificate Balance” of the Class X-P Certificates will equal the aggregate Component Principal Balance of its PO Components, and the “Notional Amount” of the Class X-P Certificates will equal the aggregate Component Notional Amount of its IO Components.

IO Components. Each of the Class X-P IO-1 and Class X-P IO-2 Components is referred to as an “IO Component.” An IO Component will not have a Component Principal Balance and is not entitled to any distributions in respect of principal, but will bear interest on its respective outstanding Component Notional Amount.

For the interest accrual period related to any Distribution Date, the “Component Notional Amount” of the IO Components will be equal to:

•
for the Class X-P IO-1 Component, the sum of (i) the aggregate Class Certificate Balance of the senior certificates (other than the Class X-P and Class A-R Certificates) immediately prior to that Distribution Date and (ii) the Component Principal Balance of the Class X-P PO-1 Component immediately prior to that Distribution Date,

•
for the Class X-P IO-2 Component, the sum of (1) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the related Due Period (after giving effect to principal prepayments received in the Prepayment Period related to the prior Distribution Date) over the aggregate Class Certificate Balance of the senior certificates (including the Class X-P Certificates) immediately prior to that Distribution Date and (2) the Component Principal Balance of the Class X-P PO-2 Component immediately prior to that Distribution Date.

PO Components. Each of the Class X-P PO-1 and Class X-P PO-2 Components is referred to as a “PO Component.” The PO Components do not have pass-through rates and do not bear interest.

Each PO Component will have a “Component Principal Balance” (initially zero) that will increase by:

•	the amount of Net Deferred Interest on the Mortgage Loans allocated to the IO Component with the same alpha-numeric designation, and

•	the amount of Subsequent Recoveries allocated to that PO Component as described under “—Calculation of Class Certificate Balance” above,

and will decrease by

•	all amounts actually distributed as principal of that PO Component on all prior Distribution Dates, and

•	all Realized Losses applied in reduction of principal of that PO Component on all prior Distribution Dates.

Prepayment Charges. In addition to the distributions of interest and principal described in this free writing prospectus, on each Distribution Date, the Class X-P Certificates will be entitled to receive all of the prepayment charges received with respect to the Mortgage Loans during the related Prepayment Period.

The master servicer may not waive any prepayment charge or portion thereof unless (i) the master servicer determines that such waiver would maximize recovery of liquidation proceeds for the Mortgage Loan, taking into account the value of the prepayment charge, or (ii) (A) the enforceability of the prepayment charge is limited (1) by bankruptcy, insolvency, moratorium, receivership, or other similar law relating to creditors’ rights generally or (2) due to acceleration in connection with a foreclosure or other involuntary payment, or (B) the enforceability of the prepayment charge is otherwise limited or prohibited by applicable law. If the master servicer has waived or does not collect all or a portion of a prepayment charge relating to a principal prepayment in full or in part due to any action or omission of the master servicer, other than as provided above, the master servicer will deliver to the trustee, together with the principal prepayment in full or in part, the amount of such prepayment charge (or such portion as had been waived) for deposit into the Certificate Account, and the Class X-P Certificates will be entitled to receive the amount deposited by the master servicer in respect of such waived prepayment charge as if such prepayment charge was paid by the related borrower.

There is no mechanism to ensure that the correct amounts of prepayment charges or payments in lieu thereof are made. The ratings assigned to the Class X-P Certificates do not address the likelihood that any prepayment charges will be received by the Class X-P Certificates.

Book-Entry Certificates; Denominations

The offered certificates, other than the Class A-R Certificates, will be issued as book-entry certificates. The Class A-R Certificates will be issued as two certificates in fully registered certificated form in an aggregate denomination of $100. Each class of book-entry certificates will be issued as one or more certificates that in the aggregate will equal the initial Class Certificate Balance of each class of certificates (or in the case of the Class X-P Certificates, the initial Notional Amount of that class of certificates) and that will be held by a depository, which will initial be a nominee of The Depository Trust Company. Beneficial interests in the book-entry certificates will be held indirectly by investors through the book-entry facilities of the depository, as described in this free writing prospectus. Investors may hold the beneficial interests in the book-entry certificates in minimum denominations representing (i) an original principal amount or notional amount of $25,000 and integral multiples of $1 in excess thereof, in the case of the LIBOR Certificates and (ii) Notional Amounts of $100,000 and integral multiples of $1 in excess thereof, in the case of the Class X-P Certificates. The depositor has been informed by the depository that its nominee will be CEDE & Co. (“CEDE”). Accordingly, CEDE is expected to be the holder of record of the book-entry certificates. Except as described in the prospectus under “Description of the Securities—Book-Entry Registration of Securities,” no beneficial owner acquiring a book-entry certificate will be entitled to receive a physical certificate representing the certificate.

Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the book-entry certificates will be CEDE, as nominee of the depository. Beneficial owners of the book-entry certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the depository. Monthly and annual reports on the issuing entity provided to CEDE, as nominee of the depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose depository accounts the book-entry certificates of the beneficial owners are credited.

For a description of the procedures generally applicable to the book-entry certificates, see “Description of the Securities—Book-Entry Registration of Securities” in the prospectus.

Although The Depository Trust Company has agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of The Depository Trust Company, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Determination of LIBOR

The LIBOR Certificates will bear interest during each interest accrual period thereafter at the applicable rate determined as described in the table under “—Interest” below. “LIBOR” applicable to an interest accrual period for the LIBOR Certificates will be determined on the second business day prior to the commencement of that interest accrual period (a “LIBOR Determination Date”). On each LIBOR Determination Date, the trustee, as calculation agent, will establish LIBOR for the related interest accrual period on the basis of the rate for one-month deposits in U.S. dollars quoted on the Bloomberg Terminal for that LIBOR Determination Date.

If on any LIBOR Determination Date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period shall be calculated in accordance with the method described in the prospectus under “Description of the Securities—Indices Applicable to Floating Rate and Inverse Floating Rate Classes—BBA Method.”

If on the initial LIBOR Determination Date, the calculation agent is required but unable to determine LIBOR in the manner provided in this free writing prospectus, LIBOR for the next interest accrual period will be 5.320%.

Payments on Mortgage Loans; Accounts

Certificate Account. On or before the closing date, the master servicer will establish an account (the “Certificate Account”), which will be maintained in trust for the benefit of the certificateholders. The Certificate Account will be established by the master servicer initially at Countrywide Bank, F.S.B., which is an affiliate of the depositor, the sellers and the master servicer. The master servicer will deposit or cause to be deposited in the Certificate Account, within two business days after receipt (or, on a daily basis, if the long-term credit rating of Countrywide Home Loans has been reduced below the rating specified in the pooling and servicing agreement) the following payments and collections remitted by subservicers or received by it in respect of Mortgage Loans subsequent to the cut-off date (other than in respect of principal and interest due on the Mortgage Loans on or before the cut-off date) and the following amounts required to be deposited under the pooling and servicing agreement:

•	all payments on account of principal on the Mortgage Loans, including Principal Prepayments,

•
all payments on account of interest on the Mortgage Loans, net of the related Master Servicing Fee (as adjusted by Compensating Interest payments), any lender paid mortgage insurance premiums and any prepayment interest excess,

•	all payments on account of prepayment charges on the Mortgage Loans,

•
all insurance proceeds, Subsequent Recoveries and liquidation proceeds, other than proceeds to be applied to the restoration or repair of a mortgaged property or released to the borrower in accordance with the master servicer’s normal servicing procedures,

•	any amount required to be deposited by the master servicer pursuant to the pooling and servicing agreement in connection with any losses on permitted investments for which it is responsible,

•
any amounts received by the master servicer with respect to primary mortgage insurance and in respect of net monthly rental income from any mortgaged property that the master servicer or its designee has acquired through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan (“REO Property”),

•	all Substitution Adjustment Amounts, and

•	all Advances made by the master servicer.

Prior to their deposit into the Certificate Account, payments and collections on the Mortgage Loans will be commingled with payments and collections on other mortgage loans and other funds of the master servicer. For a discussion of the risks that arise from the commingling of payments and collections, see “Risk Factors—Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities” in the prospectus.

The master servicer may from time to time make withdrawals from the Certificate Account for the following purposes:

•
to pay to the master servicer the master servicing fee and the additional servicing compensation (to the extent not previously retained by the master servicer) described above under “Servicing of Mortgage Loans—Servicing Compensation and Payment of Expenses”,

•
to reimburse each of the master servicer and the trustee for unreimbursed Advances made by it, which right of reimbursement pursuant to this subclause being limited to amounts received on the Mortgage Loan in respect of which any such Advance was made,

•
to reimburse each of the master servicer and the trustee for any nonrecoverable advance previously made by it (and prior to the reimbursement, the master servicer will deliver to the trustee an officer’s certificate indicating the amount of the nonrecoverable Advance and identifying the related Mortgage Loan, and their respective portions of the nonrecoverable advance),

•	to reimburse the master servicer for insured expenses from the related insurance proceeds,

•
to reimburse the master servicer for any unreimbursed customary, reasonable and necessary “out of pocket” costs and expenses incurred in the performance by the master servicer of its servicing obligations, including, but not limited to, the cost of (1) the preservation, restoration and protection of a mortgaged property, (2) any enforcement or judicial proceedings, including foreclosures, (3) the management and liquidation of any REO Property and (4) maintaining any required insurance policies (collectively, “Servicing Advances”), which right of reimbursement pursuant to this clause is limited to amounts received representing late recoveries of the payments of these costs and expenses (or liquidation proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto),

•
to pay to the purchaser, with respect to each Mortgage Loan or property acquired in respect thereof that it has purchased as required under the pooling and servicing agreement, all amounts received on such Mortgage Loan after the date of such purchase,

•	to reimburse the sellers and the master servicer for expenses incurred by any of them and reimbursable pursuant to the pooling and servicing agreement,

•	to withdraw any amount deposited in the Certificate Account and not required to be deposited in the Certificate Account,

•
to withdraw an amount equal to the sum of (a) the related Available Funds, (b) any prepayment charges received on the Mortgage Loans and (c) the Trustee Fee for such Distribution Date and remit such amount to the trustee for deposit in the Distribution Account, and

•	to clear and terminate the Certificate Account upon termination of the pooling and servicing agreement.

The master servicer is required to maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Certificate Account described in the first six bullet points above.

Distribution Account. On or before the business day immediately preceding each Distribution Date, the master servicer will withdraw from the Certificate Account the amount of Available Funds, any prepayment charges received on the Mortgage Loans and the Trustee Fee and will deposit those amounts in an account established and maintained with the trustee on behalf of the certificateholders (the “Distribution Account”). The trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

•	the aggregate amount remitted by the master servicer to the trustee, and

•	any amount required to be deposited by the master servicer in connection with any losses on investment of funds in the Distribution Account.

The trustee will withdraw funds from the Distribution Account for distribution to the certificateholders as described below under “—Priority of Distributions Among Certificates” and may from time to time make withdrawals from the Distribution Account:

•	to pay the Trustee Fee to the trustee,

•	to pay to the master servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account,

•
to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the master servicer through delivery of a written notice to the trustee describing the amounts deposited in error), and

•	to clear and terminate the Distribution Account upon the termination of the pooling and servicing agreement.

There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

Prior to each Determination Date, the master servicer is required to provide the trustee a report containing the data and information concerning the Mortgage Loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the master servicer in that report and will be permitted to conclusively rely on any information provided to it by the master servicer.

Investments of Amounts Held in Accounts

The Certificate Account and the Distribution Account. All funds in the Certificate Account and the Distribution Account will be invested in permitted investments at the direction, and for the benefit and risk, of the master servicer. In the case of the Certificate Account and the Distribution Account, all income and gain net of any losses realized from the investment will be for the benefit of the master servicer as additional servicing compensation and will be remitted to it monthly as described herein.

The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of the investments will be deposited by the master servicer in the Certificate Account or paid to the trustee for deposit into the Distribution Account out of the master servicer’s own funds immediately as realized. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account or the Distribution Account and made in accordance with the pooling and servicing agreement.

Fees and Expenses

The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Fees
Master Servicing Fee / Master Servicer	One-twelfth of the Stated Principal Balance of each Mortgage Loan multiplied by the Master Servicing Fee Rate (3)	Compensation	Amounts on deposit in the Certificate Account representing payments of interest and application of liquidation proceeds with respect to that Mortgage Loan	Monthly
Additional Servicing Compensation / Master Servicer	Prepayment Interest Excess	Compensation	Interest payments in connection with certain prepayments on the mortgage loans	Monthly
	• All late payment fees, assumption fees and other similar charges (excluding prepayment charges)	Compensation	Payments made by obligors with respect to the Mortgage Loans	Time to time
	• All investment income earned on amounts on deposit in the Certificate Account and Distribution Account	Compensation	Investment income related to the Certificate Account and the Distribution Account	Monthly
	• Excess Proceeds (4)	Compensation	Liquidation proceeds and Subsequent Recoveries	Time to time
Trustee Fee (the “Trustee Fee”) / Trustee	One-twelfth of the Trustee Fee Rate multiplied by the aggregate Stated Principal Balance of the outstanding Mortgage Loans (5)	Compensation	Amounts on deposit in the Certificate Account or the Distribution Account	Monthly
Expenses
Insured expenses / Master Servicer	Expenses incurred by the master servicer	Reimbursement of Expenses	To the extent the expenses are covered by an insurance policy with respect to the Mortgage Loan	Time to time
Servicing Advances / Master Servicer	To the extent of funds available, the amount of any Servicing Advances	Reimbursement of Expenses
With respect to each Mortgage Loan, late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan (6)
Time to time
Indemnification expenses / the sellers, the master servicer and the depositor	Amounts for which the sellers, the master servicer and depositor are entitled to indemnification (7)	Indemnification	Amounts on deposit on the Certificate Account	Monthly

__________
(1)
If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the master servicer described in this free writing prospectus. Any increase in the fees and expenses described in this free writing prospectus would require an amendment to the pooling and servicing agreement.

(2)
Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer in the case of amounts owed to the master servicer) prior to distributions on the certificates.

(3)
The Master Servicing Fee Rate for each Mortgage Loan will equal 0.375% per annum. The amount of the monthly servicing fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full, as described in this free writing prospectus under “Servicing of Mortgage Loans—Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans.”

(4)
“Excess Proceeds” with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage Loan.

(5)	The “Trustee Fee Rate” is equal to 0.009% per annum.

(6)
Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(7)	Each of the sellers, the master servicer, and the depositor are entitled to indemnification of certain expenses.

Distributions

Distributions on the certificates will be made by the trustee on the 25th day of each month or, if that day is not a business day, on the first business day thereafter, commencing in June 2007 (each, a “Distribution Date”), to the persons in whose names the certificates are registered at the close of business on the related Record Date. The “Record Date” for the LIBOR Certificates and any Distribution Date will be the business day immediately preceding that Distribution Date, or if the LIBOR Certificates are no longer book-entry certificates, the Record Date will be the last business day of the calendar month preceding the month of that Distribution Date. For each other class of certificates and (x) the first Distribution Date, the Record Date will be the closing date and (y) any other Distribution Date, the Record Date will be the last business day of the calendar month immediately prior to the month in which that Distribution Date occurs.

Distributions on each Distribution Date will be made by check mailed to the address of the person entitled to it as it appears on the applicable certificate register or, in the case of a certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more or who holds a Class X-P Certificate and who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the trustee.

Priority of Distributions Among Certificates

As more fully described in this free writing prospectus, distributions on the senior certificates will be made on each Distribution Date from Available Funds. Distributions on the subordinated certificates will be based on any remaining Available Funds for the Distribution Date after giving effect to distributions on the senior certificates in the following order of priority:

•
to interest on each interest-bearing class of senior certificates and components, pro rata; provided, however, that any distribution of interest to which an IO Component is otherwise entitled (after allocation of Net Deferred Interest) will first be deposited into the Carryover Shortfall Reserve Fund and will not be distributed to the Class X-P Certificates except as described below;

•
to principal of the classes of senior certificates and components then entitled to receive distributions of principal, in the order and subject to the priorities set forth in this free writing prospectus under “Description of the Certificates—Principal,” in each case in an aggregate amount up to the maximum amount of principal to be distributed on the classes on the Distribution Date;

•
to interest on and then principal of each class of subordinated certificates, in the order of their distribution priorities, beginning with the Class M-1 Certificates, in each case subject to the limitations set forth in this free writing prospectus under “Description of the Certificates—Interest” and “—Principal”;

•	from amounts on deposit in the Carryover Shortfall Reserve Fund, as described in this free writing prospectus under the “Description of the Certificates - Carryover Shortfall Reserve Fund”; and

•	from any remaining amounts, to the Class A-R Certificates.

The holders of the Class X-P Certificates will be entitled to all prepayment charges received on the Mortgage Loans, and such amounts will not be available for distribution to the holders of the other classes of certificates and will not be used to cover any Carryover Shortfall Amounts.

“Available Funds” for any Distribution Date will be equal to the sum of:

•
all scheduled installments of interest (net of the related expense fees and after taking into account reductions due to Deferred Interest on the Mortgage Loans) and principal due on the Mortgage Loans in the related Due Period and received before the related Determination Date, together with any advances with respect to them,

•
all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the master servicer’s normal servicing procedures and all other cash amounts received and retained in connection with (1) the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and (2) any Subsequent Recoveries with respect to Mortgage Loans,

•
all partial or full prepayments with respect to Mortgage Loans received during the related Prepayment Period, together with interest paid in connection with such prepayments and any related Compensating Interest,

•
amounts received with respect to the Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a deleted Mortgage Loan or a Mortgage Loan repurchased by a seller or the master servicer as of the Distribution Date, and minus

•
amounts in reimbursement for advances previously made and other amounts as to which the master servicer or the trustee is entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement.

Interest

Pass-Though Rates. The classes of certificates will have the respective pass-through rates described below (each, a “pass-through rate”).

LIBOR Certificates.

The pass-through rate for each class of LIBOR Certificates for any interest accrual period will be a per annum rate equal to the lesser of:

•	LIBOR plus the applicable Pass-Through Margin for such class, and

•	the Net Rate Cap.

The “Pass-Through Margins” for the LIBOR Certificates are set forth in the following table:

	Pass-Through Margin (%)
Class of Certificates	(1)	(2)
Class A-1	0.250%	0.500%
Class A-2	0.350%	0.700%
Class A-3	0.450%	0.900%
Class M-1	1.000%	1.500%
Class M-2	1.500%	2.250%
Class M-3	1.750%	2.625%
Class M-4	1.750%	2.625%
Class M-5	1.750%	2.625%
Class B-1	1.750%	1.750%
Class B-2	1.750%	1.750%
__________
(1)	For each interest accrual period occurring on or prior to the Optional Termination Date.
(2)	For each interest accrual period occurring after the Optional Termination Date.

Class A-R Certificates.

The pass-through rate for the Class A-R Certificates for the interest accrual period for any Distribution Date will be a per annum rate equal to the Net Rate Cap. The pass-through rate for the Class A-R Certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 8.695154% per annum.

Class X-P Certificates.

The pass-through rate for the Class X-P IO-1 Component for the interest accrual period for any Distribution Date will equal the excess, if any, of (1) the Net Rate Cap (adjusted to a rate calculated on the basis of a 360-day year comprised of twelve 30-day months) over (2) the weighted average of the pass-through rates of the senior certificates (other than the Class X-P and Class A-R Certificates) and the Class X-P PO-1 Component (weighted on the basis of their respective Class Certificate Balances and Component Principal Balance and adjusted to a rate calculated on the basis of 360-day year comprised of twelve 30-day months).

The pass-through rate for the Class X-P IO-2 Component for the interest accrual period for any Distribution Date will equal the excess, if any, of (1) the Net Rate Cap (adjusted to a rate calculated on the basis of a 360-day year comprised of twelve 30-day months) over (2) the weighted average of the pass-through rates of the subordinated certificates (treating the Class X-P PO-2 Component as a subordinated certificate) for that Distribution Date (weighted on the basis of their respective Class Certificate Balances and Component Principal Balance and adjusted to a rate calculated on the basis of 360-day year comprised of twelve 30-day months).

The pass-through rate for each PO Component for the interest accrual period for any Distribution Date will be 0% per annum.

Interest Entitlement. Interest will accrue at the rate described in this free writing prospectus on the Class A-R and Class X-P Certificates on the basis of a 360-day year divided into twelve 30-day months. Interest will accrue at the rate described in this free writing prospectus on the LIBOR Certificates on the basis of a 360-day year and the actual number of days that elapsed in the interest accrual period.

The “interest accrual period” for the Class A-R and Class X-P Certificates for any Distribution Date will be the calendar month before the Distribution Date. The interest accrual period for the LIBOR Certificates for any Distribution Date will be the period commencing on the Distribution Date in the month prior to the month in which that Distribution Date occurs (or commencing on the closing date, in the case of the first Distribution Date) and ending on the day immediately prior to that Distribution Date.

On each Distribution Date, to the extent of funds available therefor, each class of certificates and interest-bearing components will be entitled to receive an amount allocable to interest for the related interest accrual period. This “Interest Distribution Amount” for any class of interest-bearing certificates and the IO Components and any Distribution Date will be equal to the sum of:

•
interest at the applicable pass-through rate for the related interest accrual period on the related Class Certificate Balance or Component Notional Amount, as the case may be, as of the last day of the related interest accrual period, and

•
the sum of the amounts, if any, by which the amount described in the prior bullet point on each prior Distribution Date (after reducing such amount for any Net Deferred Interest previously allocated to such class or component on each prior Distribution Date) exceeded the amount actually distributed as interest on the prior Distribution Dates and not subsequently distributed (which are called “unpaid interest amounts”), minus

•	any Net Deferred Interest for that Distribution Date allocated to the applicable class or component, and

•	any Net Interest Shortfalls for that Distribution Date allocated to the applicable class or component.

The Class X-P Certificates will be entitled to receive with respect to the interest accrual period related to each Distribution Date the sum of the Interest Distribution Amounts on its IO Components.

All amounts in respect of interest otherwise payable to the IO Components on any Distribution Date will be deposited in the Carryover Shortfall Reserve Fund to pay any Carryover Shortfall Amounts to the LIBOR Certificates in the manner and priority set forth in this free writing prospectus under “—Carryover Shortfall Reserve Fund”.

Definitions Related to Interest Calculations.

With respect to any Distribution Date, the “Adjusted Net Mortgage Rate” for a Mortgage Loan and any Distribution Date is the Mortgage Rate of the Mortgage Loan as of the first day of the related Due Period, less the Expense Fee Rate.

The “Carryover Shortfall Amount” for any Distribution Date and each class of LIBOR Certificates will equal the sum of:

•	the excess, if any, of

the amount of interest such class of certificates would have been entitled to receive on such Distribution Date (prior to reduction for any Net Deferred Interest and Net Interest Shortfalls) had its pass-through rate not been subject to the Net Rate Cap, over the amount of interest such class of certificates is entitled to receive on such Distribution Date based on the Net Rate Cap (prior to reduction for any Net Deferred Interest and Net Interest Shortfalls), and

•
in the case of each class of LIBOR Certificates, other than the Class B Certificates, the unpaid portion of any such excess from prior Distribution Dates and interest accrued thereon at the then-applicable pass-through rate on such class of certificates, without giving effect to the Net Rate Cap.

Any Carryover Shortfall Amount on a class of LIBOR Certificates will be paid on that Distribution Date or (except in the case of the Class B Certificates) on future Distribution Dates from and to the extent of funds available therefor in the Carryover Shortfall Reserve Fund as described in this free writing prospectus under “—Carryover Shortfall Reserve Fund”.

The “Net Mortgage Rate” for a Mortgage Loan and any Distribution Date is the Mortgage Rate of the Mortgage Loan as of the first day of the related Due Period, less the Master Servicing Fee Rate.

The “Net Rate Cap” for any Distribution Date and any class of LIBOR Certificates, is a per annum rate (subject to adjustment based on the actual number of days elapsed in the related interest accrual period) equal to a fraction, expressed as a percentage, (1) the numerator of which is the product of (A) 12 and (B) the amount of interest which accrued on the Mortgage Loans in the prior calendar month (after giving effect to principal prepayments) at their Adjusted Net Mortgage Rates and (2) the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the related Due Period (after giving effect to principal prepayments received in the Prepayment Period related to the prior Distribution Date).

The “Optional Termination Date” will be the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans and any related foreclosed or otherwise repossessed properties at the time of repurchase is equal to or less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the cut-off date.

The “Weighted Average Adjusted Net Mortgage Rate” for any Distribution Date is the weighted average of the Adjusted Net Mortgage Rates of the Mortgage Loans, weighted on the basis of their respective Stated Principal Balances as of the first day of the related Due Period (after giving effect to principal prepayments received in the Prepayment Period related to the prior Distribution Date).

Allocation of Net Deferred Interest

On each Distribution Date, the Senior Percentage of the Net Deferred Interest will be allocated among the senior certificates and the Subordinated Percentage of the Net Deferred Interest will be allocated to the subordinated certificates. Among the senior certificates or subordinated certificates, as applicable, the Net Deferred Interest allocated to a class of certificates or its IO Components will be an amount equal to the excess, if any, for each such class or IO component of:

•	the amount of interest that accrued on such class of certificates or IO Component at its respective pass-through rate during the interest accrual period related to that Distribution Date, over

•	the amount of current interest that would have accrued had the pass-through rate for that class of certificates or IO Component equalled the related Adjusted Rate Cap for that Distribution Date.

The amount of Net Deferred Interest allocated to a class of certificates will be added to the Class Certificate Balance of such class of certificates, and the amount of Net Deferred Interest allocated to an IO Component will be added to the Component Principal Balance of the PO Component with the same alpha-numeric designation.

Definitions Related to Net Deferred Interest Calculations.

The “Adjusted Rate Cap” for any Distribution Date and a class of LIBOR Certificates will equal the excess, if any, of

•	the Net Rate Cap for that Distribution Date, over

•	a fraction, expressed as a percentage,

(i)the numerator of which is the product of (a) a fraction, the numerator of which is 360 and the denominator of which is the actual number of days in the related interest accrual period, and (b) the amount of Net Deferred Interest for that Distribution Date, and (ii) the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the related Due Period (after giving effect to principal prepayments received in the Prepayment Period related to the prior Distribution Date).

The “Adjusted Rate Cap” for any Distribution Date and each of the Class X-P IO-1 and Class X-P IO-2 Components will equal the pass-through rate for such IO Component computed for this purpose by

•
subtracting the product of (i) the Net Deferred Interest for the Mortgage Loans for such Distribution Date and (ii) 12 from the numerator of the Net Rate Cap calculation for such Distribution Date, and

•
computing the pass-through rates of the senior certificates (other than the Class A-R and Class X-P Certificates), in the case of the Class X-P IO-1 Component, and the subordinated certificates, in the case of the Class X-P IO-2 Component, by substituting “Adjusted Rate Cap” for “Net Rate Cap” in the calculation thereof.

“Deferred Interest” for each Mortgage Loan and each related Due Period will be the excess, if any, of:

•	the amount of interest accrued on such Mortgage Loan from the Due Date in the preceding Due Period to the Due Date in the related Due Period, over

•	the monthly payment paid for such Due Period.

Such excess may occur because the borrower makes the minimum monthly payment and that payment is not sufficient to pay all interest accrued on such Mortgage Loan, resulting in negative amortization.

The “Net Deferred Interest” for each Distribution Date is equal to the excess, if any, of:

•	the aggregate Deferred Interest that accrued on the Mortgage Loans during the related Due Period as described above, over

•	the Principal Prepayment Amount for that Distribution Date.

The “Net Principal Prepayment Amount” for any Distribution Date is equal to the excess, if any, of

•	the Principal Prepayment Amount, over

•	the aggregate amount of Deferred Interest accrued on the Mortgage Loans from the Due Date in the preceding Due Period to the Due Date in the Due Period related to that Distribution Date.

The “Principal Prepayment Amount” for any Distribution Date is equal to the sum of:

•	all partial and full principal prepayments by borrowers on the Mortgage Loans received during the related Prepayment Period, and

•	any Subsequent Recoveries on the Mortgage Loans received during the related Due Period.

Allocation of Interest Shortfalls

The interest entitlement described above for each class of certificates for any Distribution Date will be reduced by the amount of Net Interest Shortfalls experienced by the Mortgage Loans.

Net Interest Shortfalls on any Distribution Date will be allocated pro rata among all classes of certificates (or IO Components thereof) entitled to receive distributions of interest on such Distribution Date, based on the amount of interest each such class of certificates or component would otherwise be entitled to receive on such Distribution Date, in each case before taking into account any reduction in such amounts from such Net Interest Shortfalls.

If on a particular Distribution Date, Available Funds in the Certificate Account applied in the order described in this free writing prospectus under “—Priority of Distributions Among Certificates” are not sufficient to make a full distribution of the interest entitlement on the certificates and components, interest will be distributed on each class of certificates and components of equal priority based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class of certificates and components will be entitled to receive on the next Distribution Date. A shortfall could occur, for example, if losses realized on the Mortgage Loans were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

Definitions Related to Interest Shortfall Calculations.

A “Debt Service Reduction” is the modification of the terms of a mortgage loan in the course of a borrower’s bankruptcy proceeding, allowing for the reduction of the amount of the monthly payment on that mortgage loan.

With respect to any Distribution Date, the “Net Interest Shortfall” is equal to the sum of:

•	any net prepayment interest shortfalls for that Distribution Date, and

•	the amount of interest that would otherwise have been received with respect to any Mortgage Loan that was the subject of a Relief Act Reduction or a Debt Service Reduction.

With respect to any Distribution Date, a “net prepayment interest shortfall” for any Distribution Date is the amount by which the aggregate prepayment interest shortfall experienced by the Mortgage Loans during the related Prepayment Period exceeds the Compensating Interest for that Distribution Date.

A “prepayment interest shortfall” for any Mortgage Loan for any Distribution Date is the amount by which interest paid by the borrower in connection with a prepayment of principal on that Mortgage Loan during the period beginning on the first day of the related Prepayment Period and ending on the Due Date occurring in such Prepayment Period is less than one month’s interest at the related Mortgage Rate, net of the related Master Servicing Fee Rate, on the Stated Principal Balance of the Mortgage Loan.

A “Relief Act Reduction” is a reduction in the amount of the monthly interest payment on a Mortgage Loan pursuant to the Servicemembers Civil Relief Act or similar state laws. See “Certain Legal Aspects of the Loans—Servicemembers Civil Relief Act” in the prospectus.

Carryover Shortfall Reserve Fund

On the closing date, the trustee will establish a reserve fund (the “Carryover Shortfall Reserve Fund”). On each Distribution Date, all amounts distributable as interest to the IO Components will be deposited in the Carryover Shortfall Reserve Fund for distribution as specified below. In addition, on the closing date, the depositor will cause $1,000 to be deposited in the Carryover Shortfall Reserve Fund.

On each Distribution Date, all amounts distributable as interest to the IO Components of the Class X-P Certificates will be deposited in the Carryover Shortfall Reserve Fund and will be distributed, concurrently, as follows:

from amounts on deposit in the Carryover Shortfall Reserve Fund otherwise distributable to the Class X-P IO-1 Component, first, concurrently, to the LIBOR Certificates that are senior certificates, pro rata, based on their respective Class Certificate Balances, up to the amount of the Carryover Shortfall Amount with respect to each such class of certificates for such Distribution Date, second, concurrently, to the LIBOR Certificates that are senior certificates, pro rata, based on their respective Carryover Shortfall Amounts for such Distribution Date not paid above, up to the amount of the Carryover Shortfall Amount with respect to each such class of certificates for such Distribution Date not paid above and third, any amounts remaining to the Class X-P Certificates, and from amounts on deposit in the Carryover Shortfall Reserve Fund otherwise distributable to the Class X-P IO-2 Component, first, concurrently, to each class of subordinated certificates, pro rata, based on their respective Class Certificate Balances, up to the amount of the Carryover Shortfall Amount with respect to each such class of certificates for such Distribution Date, second, concurrently, to each class of subordinated certificates, pro rata, based on their respective Carryover Shortfall Amounts for such Distribution Date not paid above, up to the amount of the Carryover Shortfall Amount with respect to each such class of certificates for such Distribution Date not paid above and third, any amounts remaining to the Class X-P Certificates.

To the extent amounts in respect of interest otherwise payable to an IO Component are used to pay Carryover Shortfall Amounts and are not paid to the Class X-P Certificates, a holder of the Class X-P Certificates will not be entitled to reimbursement for such amounts.

All funds on deposit in the Carryover Shortfall Reserve Fund will remain uninvested.

Principal

General. On each Distribution Date, the Principal Amount will be distributed as principal as described above under “—Priority of Distributions Among Certificates,” first, with respect to the senior certificates (or with respect to the Class X-P Certificates, the related PO Components) in an amount up to the Senior Principal Distribution Amount and second, as principal of the subordinated certificates, in an amount up to the Subordinated Principal Distribution Amount.

The “Principal Amount” for any Distribution Date will equal the sum of:

1.	all monthly payments of principal due on each Mortgage Loan (other than a Liquidated Mortgage Loan) during the related Due Period,

2.
the principal portion of the purchase price of each Mortgage Loan that was repurchased by a seller, the master servicer or another person pursuant to the pooling and servicing agreement as of the Distribution Date,

3.	the Substitution Adjustment Amount in connection with any deleted Mortgage Loan received with respect to the Distribution Date,

4.
any insurance proceeds or liquidation proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

5.
with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to that Mortgage Loan, and

6.	the Net Principal Prepayment Amount.

Senior Principal Distribution Amount. On each Distribution Date, the Principal Amount, up to the amount of the Senior Principal Distribution Amount for the Distribution Date, will be distributed as principal of the following classes of senior certificates, in the following order of priority:

•	first, to the Class A-R Certificates, until its Class Certificate Balance is reduced to zero, and

•
second, concurrently, to the Class A-1, Class A-2 and Class A-3 Certificates and the PO Components, pro rata, until their respective Class Certificate Balances or Component Principal Balances, as applicable, are reduced to zero.

If on any Distribution Date the allocation to the classes of senior certificates or components thereof then entitled to distributions of principal would reduce the outstanding Class Certificate Balance or Component Principal Balance of the class or classes or components, as applicable, below zero, the distribution to the classes of certificates of the Senior Percentage and Senior Prepayment Percentage of the related principal amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balances or Component Principal Balances to zero.

The capitalized terms used in this free writing prospectus have the following meanings:

“Prepayment Period” means with respect to any Distribution Date, the period beginning on the sixteenth day of the calendar month preceding the month in which such Distribution Date occurs (or in the case of the first Distribution Date, from May 1, 2007) and ending on the fifteenth day of the calendar month in which such Distribution Date occurs.

“Due Period” means, with respect to a Mortgage Loan, the period beginning on the second day of the calendar month preceding the month in which such Distribution Date occurs and ending on the first day of the calendar month in which such Distribution Date occurs.

The “Senior Principal Distribution Amount” for any Distribution Date will equal the sum of

•	the Senior Percentage of all amounts described in clauses 1. through 4. of the definition of Principal Amount for that Distribution Date,

•	for each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of the Senior Percentage of the Stated Principal Balance of the Mortgage Loan as of the first day of the related Due Period (after giving effect to principal prepayments received in the Prepayment Period related to the prior Distribution Date), and the Senior Prepayment Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan,

•	the Senior Prepayment Percentage of the Net Principal Prepayment Amount for that Distribution Date.

“Stated Principal Balance” means for any Mortgage Loan and Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to:

•	the payment of principal due on the Due Date and irrespective of any delinquency in payment by the related borrower;

•	liquidation proceeds received through the end of the prior calendar month and allocable to principal;

•	prepayments of principal received through the last day of the related Prepayment Period;

•	any Deferred Interest added to the principal balance of that Mortgage Loan on or prior to such Due Date pursuant to the terms of the related mortgage note; and

•	any Deficient Valuation previously applied to reduce the unpaid principal balance of the Mortgage Loan.

The Stated Principal Balance of a Liquidated Mortgage Loan is zero.

“Deficient Valuation” means for any Mortgage Loan, a valuation by a court of competent jurisdiction of the mortgaged property in an amount less than the then-outstanding indebtedness under such Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable in a proceeding under the federal bankruptcy code.

The “pool principal balance” with respect to any Distribution Date equals the aggregate of the Stated Principal Balances of the Mortgage Loans outstanding as of the first day of the related Due Period (after giving effect to principal prepayments received in the Prepayment Period related to the prior Distribution Date).

The “Senior Percentage” for any Distribution Date is the percentage equivalent of a fraction, not to exceed 100%, the numerator of which is the aggregate Class Certificate Balance of the classes of senior certificates immediately before that Distribution Date and the denominator of which is the aggregate Class Certificate Balance of all of the certificates immediately prior to such Distribution Date.

For any Distribution Date, the “Subordinated Percentage” will be calculated as the difference between 100% and the Senior Percentage for such Distribution Date.

The “Subordinated Prepayment Percentage” as of any Distribution Date will be calculated as the difference between 100% and the Senior Prepayment Percentage for such Distribution Date.

The “Senior Prepayment Percentage” for any Distribution Date occurring during the ten years beginning on the first Distribution Date will equal 100%. Thereafter, the Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates which receive these unscheduled payments of principal while, in the absence of Realized Losses, increasing the interest in the principal balance of the mortgage pool evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

The Senior Prepayment Percentage for any Distribution Date occurring on or after the tenth anniversary of the first Distribution Date will be as follows:

•	for any Distribution Date in the first year thereafter, the Senior Percentage plus 70% of the Subordinated Percentage for the Distribution Date,

•	for any Distribution Date in the second year thereafter, the Senior Percentage plus 60% of the Subordinated Percentage for the Distribution Date,

•	for any Distribution Date in the third year thereafter, the Senior Percentage plus 40% of the Subordinated Percentage for the Distribution Date,

•	for any Distribution Date in the fourth year thereafter, the Senior Percentage plus 20% of the Subordinated Percentage for the Distribution Date, and

•	for any Distribution Date thereafter, the related Senior Percentage for the Distribution Date;

provided, however, that if on any Distribution Date the Senior Percentage exceeds the initial Senior Percentage as of the closing date, then the Senior Prepayment Percentage for that Distribution Date will equal 100%.

Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage will occur unless both of the step down conditions listed below are satisfied:

•
the aggregate Stated Principal Balance of all Mortgage Loans delinquent 60 days or more according to the MBA Method (including Mortgage Loans in foreclosure, real estate owned by the issuing entity and Mortgage Loans the borrowers of which are in bankruptcy) (averaged over the preceding six month period), as a percentage of the aggregate Class Certificate Balance of the subordinated certificates on the Distribution Date, is less than 50%, and

•	cumulative Realized Losses on all of the Mortgage Loans do not exceed:

commencing with the Distribution Date on the tenth anniversary of the first Distribution Date, 30% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date (the “original subordinate principal balance”), commencing with the Distribution Date on the eleventh anniversary of the first Distribution Date, 35% of the original subordinate principal balance,

commencing with the Distribution Date on the twelfth anniversary of the first Distribution Date, 40% of the original subordinate principal balance,

commencing with the Distribution Date on the thirteenth anniversary of the first Distribution Date, 45% of the original subordinate principal balance, and commencing with the Distribution Date on the fourteenth anniversary of the first Distribution Date, 50% of the original subordinate principal balance.

Notwithstanding the preceding paragraphs, the Senior Prepayment Percentage will decrease prior to the tenth anniversary of the first Distribution Date (and may be less than the amount set forth above) if the Two Times Test is satisfied. The “Two Times Test” will be satisfied and the Senior Prepayment Percentage will be adjusted if:

•
on or before the Distribution Date in May 2010, the Subordinated Percentage is at least 200% of the Subordinated Percentage as of the closing date, the delinquency test set forth above is satisfied and cumulative Realized Losses do not exceed 20% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date, and

•
after the Distribution Date in May 2010, the Subordinated Percentage is at least 200% of the Subordinated Percentage as of the closing date, the delinquency test set forth above is satisfied and cumulative Realized Losses do not exceed 30% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date.

If the Two Times Test is satisfied as in the first bullet point, the Senior Prepayment Percentage will equal the Senior Percentage for that Distribution Date plus 50% of the amount equal to 100% minus the Senior Percentage for that Distribution Date. If the Two Times Test is satisfied as in the second bullet point, the Senior Prepayment Percentage will equal the related Senior Percentage.

Subordinated Principal Distribution Amount. On each Distribution Date, to the extent of Available Funds available therefor, the Principal Amount, up to the amount of the Subordinated Principal Distribution Amount for the Distribution Date, will be distributed as principal of the subordinated certificates. Except as provided in the next paragraph, each class of subordinated certificates will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds for distribution of principal. Distributions of principal of the subordinated certificates will be made sequentially to the classes of subordinated certificates in the order of their priority of distribution, beginning with the Class M-1 Certificates, until their respective Class Certificate Balances are reduced to zero. The Class M Certificates have a higher distribution priority than the Class B Certificates. Within the Class M and Class B Certificates, the distribution priorities are in numerical order.

With respect to each class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution), if on any Distribution Date the Applicable Credit Support Percentage is less than the Original Applicable Credit Support Percentage, no distribution of the Net Principal Prepayment Amount will be made to any of those classes (the “Restricted Classes”). The Net Principal Prepayment Amount otherwise distributable to the Restricted Classes will be allocated among the remaining classes of subordinated certificates, pro rata, based upon their respective Class Certificate Balances and distributed in the sequential order described above.

For any Distribution Date and any class of subordinated certificates, the “Applicable Credit Support Percentage” is equal to the sum of the related Class Subordination Percentages of such class and all classes of subordinated certificates which have lower distribution priorities than such class.

For any Distribution Date and any class of subordinated certificates, the “Original Applicable Credit Support Percentage” is equal to the Applicable Credit Support Percentage for the class on the date of issuance of the certificates.

The “Class Subordination Percentage” with respect to any Distribution Date and each class of subordinated certificates, will equal the fraction, expressed as a percentage, the numerator of which is the Class Certificate Balance of the class of subordinated certificates immediately before the Distribution Date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of certificates immediately before the Distribution Date.

On the date of issuance of the certificates, the characteristics listed below are expected to be as follows:

Class of Certificates	Initial Beneficial Interest in Issuing Entity	Initial Credit Enhancement Level	Original Applicable Credit Support Percentage
Senior Certificates	86.15%	13.85%	N/A
Class M-1	2.05%	11.80%	13.85%
Class M-2	1.85%	9.95%	11.80%
Class M-3	1.15%	8.80%	9.95%
Class M-4	0.95%	7.85%	8.80%
Class M-5	1.75%	6.10%	7.85%
Class B-1	2.90%	3.20%	6.10%
Class B-2	3.20%	0.00%	3.20%

The “Subordinated Principal Distribution Amount” for any Distribution Date will equal the sum of

•	the Subordinated Percentage of all amounts described in clauses 1. through 4. of the definition of Principal Amount for that Distribution Date,

•
for each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the liquidation proceeds allocable to principal received on the Mortgage Loan, after application of the amounts pursuant to the second bulleted item of the definition of Senior Principal Distribution Amount up to the related Subordinated Percentage of the Stated Principal Balance of the Mortgage Loan as of the Due Date in the month preceding the month of that Distribution Date, and

•	the Subordinate Prepayment Percentage of the Net Principal Prepayment Amount for that Distribution Date.

•
Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity shall exist, whether or not the Class A-R Certificates are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive certain amounts as described in the pooling and servicing agreement. It is not anticipated that there will be any significant amounts remaining for that distribution.

Allocation of Losses

On each Distribution Date, the amount of any Realized Losses on the Mortgage Loans will be allocated:

•
first, to the subordinated certificates in the reverse order of their priority of distribution, beginning with the class of subordinated certificates then outstanding with the lowest distribution priority, in each case until the Class Certificate Balance of the respective class of subordinated certificates has been reduced to zero,

•
second, to the senior certificates (or the PO Components thereof in the case of the Class X-P Certificates), pro rata, based upon their respective Class Certificate Balances or Component Principal Balances, as applicable, until their respective Class Certificate Balances or Component Principal Balances, as applicable, are reduced to zero; provided, however, that any Realized Losses allocable to the Class A-1, Class A-2 and Class A-3 Certificates will be allocated sequentially, first, to the Class A-3 Certificates until its Class Certificate Balance is reduced to zero, second, to the Class A-2 Certificates until its Class Certificate Balance is reduced to zero and third, to the Class A-1 Certificates until its Class Certificate Balance is reduced to zero.

Among the classes of subordinated certificates, the Class M Certificates have a higher distribution priority than the Class B Certificates. Within the Class M and Class B Certificates, the distribution priorities are in numerical order.

The “Senior Credit Support Depletion Date” is the date on which the aggregate Class Certificate Balance of the subordinated certificates is reduced to zero.

Because principal distributions are paid to some classes of certificates before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the Mortgage Loans than holders of classes that are entitled to receive principal earlier.

In general, a “Realized Loss” means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of liquidation proceeds applied to the principal balance of the related Mortgage Loan.

A “Liquidated Mortgage Loan” is a defaulted Mortgage Loan as to which the master servicer has determined that all recoverable liquidation and insurance proceeds have been received.

“Subsequent Recoveries” are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of the receipt of such recoveries.

Optional Purchase of Defaulted Loans and Certain Delinquent Loans

The master servicer may, at its option but subject to the conditions set forth in the pooling and servicing agreement, purchase from the issuing entity any Mortgage Loan which is delinquent in payment by 151 days or more according to the MBA Method. In addition, if a Mortgage Loan becomes subject to a repurchase obligation of an unaffiliated seller to Countrywide Home Loans due to a delinquency on a scheduled payment due on or prior to the first scheduled payment owing to the issuing entity, the master servicer will have the option to purchase that Mortgage Loan until the 270th day following the date on which that Mortgage Loan becomes subject to that repurchase obligation, regardless of the current pay status of that Mortgage Loan. Any purchase pursuant to the provisions described above will be at a price equal to 100% of the Stated Principal Balance of the Mortgage Loan plus accrued interest at the applicable Mortgage Rate from the date through which interest was last paid by the related borrower or advanced (and not reimbursed) to the first day of the month in which the amount is to be distributed.

Annex A

The Mortgage Pool

Loan Programs

Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)
One-Year MTA 40/30 Balloon	129	$58,015,210	23.83%	449,730	9.151	355	677	78.73	85.86
One-Year MTA	409	185,458,387	76.17	453,443	9.057	355	660	78.76	85.06
Total	538	$243,473,596	100.00%

Current Principal Balances(1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)
50,000.01-100,000.00	1	$99,832	0.04%	99,832	8.750	356	697	95.00	95.00
100,000.01-150,000.00	5	655,337	0.27	131,067	9.167	356	649	78.91	84.35
150,000.01-200,000.00	16	2,903,312	1.19	181,457	9.058	356	658	78.01	82.26
200,000.01-250,000.00	28	6,209,247	2.55	221,759	9.052	355	669	75.65	81.69
250,000.01-300,000.00	48	13,044,727	5.36	271,765	8.873	355	660	79.70	86.06
300,000.01-350,000.00	74	24,204,083	9.94	327,082	9.120	355	653	79.69	86.25
350,000.01-400,000.00	69	26,005,826	10.68	376,896	9.095	355	664	80.28	86.18
400,000.01-450,000.00	52	22,043,931	9.05	423,922	9.133	355	662	79.47	85.97
450,000.01-500,000.00	44	20,964,031	8.61	476,455	9.213	355	653	79.30	85.26
500,000.01-550,000.00	60	31,549,964	12.96	525,833	8.985	355	659	79.34	85.12
550,000.01-600,000.00	45	25,931,621	10.65	576,258	9.066	355	662	79.79	85.92
600,000.01-650,000.00	25	15,509,990	6.37	620,400	9.074	355	671	79.53	85.59
650,000.01-700,000.00	26	17,584,648	7.22	676,333	9.112	355	674	78.36	85.15
700,000.01-750,000.00	10	7,260,488	2.98	726,049	9.226	356	670	78.46	86.50
750,000.01-1,000,000.00	30	24,080,295	9.89	802,676	9.039	355	678	75.71	84.79
1,000,000.01-1,500,000.00	5	5,426,264	2.23	1,085,253	9.122	355	700	68.18	74.48
Total	538	$243,473,596	100.00%

(1)	As of the cut-off date, the average current mortgage loan principal balance of the Mortgage Loans was approximately $452,553.

Original Principal Balances

Range of Original Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)
50,000.01-100,000.00	1	$99,832	0.04%	99,832	8.750	356	697	95.00	95.00
100,000.01-150,000.00	5	655,337	0.27	131,067	9.167	356	649	78.91	84.35
150,000.01-200,000.00	19	3,511,226	1.44	184,801	9.062	356	658	78.17	82.93
200,000.01-250,000.00	30	6,863,320	2.82	228,777	9.021	355	674	76.19	81.98
250,000.01-300,000.00	51	14,197,606	5.83	278,384	8.916	355	660	79.52	86.08
300,000.01-350,000.00	71	23,550,950	9.67	331,704	9.098	355	651	79.75	85.93
350,000.01-400,000.00	74	28,309,358	11.63	382,559	9.114	355	663	80.19	86.90
400,000.01-450,000.00	50	21,592,168	8.87	431,843	9.167	356	663	79.60	85.30
450,000.01-500,000.00	51	24,942,147	10.24	489,062	9.186	355	652	79.31	85.85
500,000.01-550,000.00	50	26,728,240	10.98	534,565	8.947	356	662	79.26	84.53
550,000.01-600,000.00	50	29,227,946	12.00	584,559	9.067	355	664	79.96	86.11
600,000.01-650,000.00	23	14,695,841	6.04	638,950	9.043	355	664	78.00	84.66
650,000.01-700,000.00	19	13,035,819	5.35	686,096	9.138	355	683	79.26	85.78
700,000.01-750,000.00	25	18,727,156	7.69	749,086	9.158	355	656	76.24	84.67
750,000.01-1,000,000.00	16	13,935,139	5.72	870,946	8.981	355	704	75.75	85.07
1,000,000.01-1,500,000.00	3	3,401,511	1.40	1,133,837	9.156	354	710	65.60	70.40
Total	538	$243,473,596	100.00%

State Distribution of Mortgaged Properties(1)

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)
Arizona	11	$2,813,233	1.16%	255,748	9.061	356	660	80.45	85.38
California	455	213,331,580	87.62	468,861	9.101	355	663	78.87	85.39
Colorado	1	252,491	0.10	252,491	1.000	358	746	80.00	90.00
Connecticut	1	302,394	0.12	302,394	9.000	357	650	90.00	90.00
District of Columbia	1	393,465	0.16	393,465	9.500	357	649	80.00	90.00
Florida	20	5,788,073	2.38	289,404	8.925	356	668	77.41	81.60
Georgia	1	259,727	0.11	259,727	9.000	357	680	80.00	85.00
Hawaii	10	5,335,372	2.19	533,537	8.886	355	676	74.97	81.12
Idaho	1	207,976	0.09	207,976	9.250	356	675	80.00	90.00
Maryland	5	1,570,807	0.65	314,161	8.890	354	641	74.12	79.70
Montana	1	260,578	0.11	260,578	8.750	354	648	80.00	80.00
Nevada	11	4,489,449	1.84	408,132	9.268	355	664	79.89	89.27
Oregon	5	2,000,310	0.82	400,062	8.842	355	658	79.03	87.07
Utah	1	508,558	0.21	508,558	9.000	356	642	80.00	84.80
Virginia	4	1,975,812	0.81	493,953	8.818	356	726	79.81	81.37
Washington	10	3,983,772	1.64	398,377	9.024	355	679	77.03	86.18
Total	538	$243,473,596	100.00%

(1)	As of the cut-off date, no more than approximately 1.260% of the Mortgage Loans were secured by mortgaged properties located in any one postal zip code area.

Original Loan-to-Value Ratios(1)(2)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)
0.01-50.00	2	$451,435	0.19%	225,718	8.874	355	665	33.55	33.55
50.01-55.00	1	267,184	0.11	267,184	9.375	357	652	54.49	54.49
60.01-65.00	7	5,081,455	2.09	725,922	8.979	355	679	63.91	74.26
65.01-70.00	7	4,413,150	1.81	630,450	9.163	355	661	68.52	74.10
70.01-75.00	33	20,258,952	8.32	613,908	9.011	355	668	73.75	82.27
75.01-80.00	475	208,765,334	85.74	439,506	9.093	355	663	79.73	86.11
80.01-85.00	1	251,279	0.10	251,279	8.750	357	682	83.33	83.33
85.01-90.00	10	3,495,752	1.44	349,575	8.748	355	675	89.71	89.71
90.01-95.00	2	489,055	0.20	244,528	8.750	355	749	91.30	91.30
Total	538	$243,473,596	100.00%

(1)	As of the cut-off date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans was approximately 78.75%.
(2)	Does not take into account any secondary financing on the Mortgage Loans that may exist at the time of origination.

Combined Loan-to-Value Ratios(1)

Range of Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)
0.01-50.00	2	$451,435	0.19%	225,718	8.874	355	665	33.55	33.55
50.01-55.00	1	267,184	0.11	267,184	9.375	357	652	54.49	54.49
60.01-65.00	4	2,409,900	0.99	602,475	8.750	354	672	64.36	64.36
65.01-70.00	4	2,816,976	1.16	704,244	9.313	355	672	68.37	68.37
70.01-75.00	15	8,714,479	3.58	580,965	8.817	356	666	73.58	73.58
75.01-80.00	160	70,680,559	29.03	441,753	8.906	356	655	79.15	79.60
80.01-85.00	36	16,816,508	6.91	467,125	9.132	355	663	78.31	84.57
85.01-90.00	308	138,040,783	56.70	448,184	9.185	355	668	79.54	89.71
90.01-95.00	8	3,275,772	1.35	409,472	8.842	354	697	81.04	93.64
Total	538	$243,473,596	100.00%

(1)
The Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien Mortgage Loans secured by the related Mortgaged Properties. See the definition of “Combined Loan-to-Value Ratio” under the heading “Mortgage Pool” in this prospectus supplement.

Current Mortgage Rates(1)

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)
0.501-1.000	1	$252,491	0.10%	252,491	1.000	358	746	80.00	90.00
1.501-2.000	1	522,201	0.21	522,201	1.990	358	713	80.00	90.00
8.001-8.500	22	9,087,778	3.73	413,081	8.440	355	668	78.81	82.49
8.501-9.000	235	106,682,218	43.82	453,967	8.810	355	665	78.42	82.27
9.001-9.500	258	117,117,749	48.10	453,945	9.361	355	664	79.05	88.05
9.501-10.000	21	9,811,158	4.03	467,198	9.811	354	652	78.69	86.50
Total	538	$243,473,596	100.00%

(1)
The current mortgage rates listed in the preceding table include lender paid mortgage insurance premiums. As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans was approximately 9.079% per annum. As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans net of the premium charged by the lender in connection with lender paid mortgage insurance was approximately 9.079% per annum.

Types of Mortgaged Properties

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)
Single Family Residence	413	$188,206,541	77.30%	455,706	9.093	355	663	78.73	85.35
Planned Unit Development	71	32,884,037	13.51	463,155	8.987	355	670	78.61	85.20
Condominium	35	12,324,487	5.06	352,128	9.116	355	667	79.58	85.23
2-4 Family Residence	18	9,295,160	3.82	516,398	9.099	356	676	78.90	84.44
High-rise Condominium	1	763,372	0.31	763,372	8.750	355	653	75.00	75.00
Total	538	$243,473,596	100.00%

Purpose of Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)
Refinance (cash-out)	424	$186,901,600	76.76%	440,806	9.096	355	661	78.68	84.29
Refinance (rate-term)	74	34,649,899	14.23	468,242	8.958	355	677	78.72	87.92
Purchase	40	21,922,097	9.00	548,052	9.127	355	670	79.41	89.27
Total	538	$243,473,596	100.00%

Occupancy Types(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)
Primary Residence	529	$241,271,799	99.10%	456,090	9.081	355	664	78.83	85.39
Investment Property	8	2,066,496	0.85	258,312	8.838	356	682	69.39	70.21
Secondary Residence	1	135,302	0.06	135,302	9.000	357	649	80.00	80.00
Total	538	$243,473,596	100.00%

(1)	Based upon representations of the related borrowers at the time of origination.

Remaining Terms to Maturity(1)

Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)
360	2	$740,000	0.30%	370,000	9.463	360	683	78.98	80.38
359	1	375,421	0.15	375,421	9.125	359	655	80.00	80.00
358	3	1,115,038	0.46	371,679	4.134	358	694	80.00	90.00
357	102	44,468,248	18.26	435,963	9.126	357	670	78.50	83.57
356	152	69,726,345	28.64	458,726	9.092	356	658	78.88	85.67
355	132	61,732,242	25.35	467,668	9.090	355	667	79.00	85.58
354	116	52,098,721	21.40	449,127	9.111	354	668	78.66	85.83
353	20	9,279,423	3.81	463,971	9.223	353	652	77.24	83.92
352	8	3,226,916	1.33	403,364	8.625	352	649	79.85	86.76
350	1	399,408	0.16	399,408	9.000	350	649	80.00	90.00
349	1	311,833	0.13	311,833	9.250	349	649	80.00	90.00
Total	538	$243,473,596	100.00%

(1)	As of the cut-off date, the weighted average remaining term to maturity of the Mortgage Loans was approximately 355 months.

Documentation Programs

Documentation Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)
No Ratio	271	$130,797,145	53.72%	482,646	9.122	355	652	78.67	84.97
No Income/Stated Assets	176	75,845,802	31.15	430,942	9.046	355	690	78.86	86.15
Stated Income/Verified Assets	76	30,360,229	12.47	399,477	9.002	355	648	78.39	83.68
Stated Income/Stated Assets	15	6,470,420	2.66	431,361	8.973	356	680	80.86	87.88
Total	538	$243,473,596	100.00%

FICO Credit Scores(1)(2)

Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)
561-580	2	$1,000,894	0.41%	500,447	8.750	352	572	72.79	72.79
601-620	7	2,829,012	1.16	404,145	8.975	354	613	77.15	81.38
621-640	162	71,045,278	29.18	438,551	9.137	355	631	78.89	84.67
641-660	155	65,445,639	26.88	422,230	9.085	355	650	78.97	84.73
661-680	79	36,006,855	14.79	455,783	9.155	356	670	79.51	86.85
681-700	49	24,424,490	10.03	498,459	9.136	355	691	77.39	85.27
701-720	38	20,833,157	8.56	548,241	8.902	355	710	77.79	86.10
721-740	26	12,114,767	4.98	465,953	9.000	355	730	79.19	86.79
741-760	13	5,593,652	2.30	430,281	8.593	355	749	78.55	85.48
761-780	5	2,567,962	1.05	513,592	9.005	355	765	81.57	90.05
781-800	2	1,611,891	0.66	805,945	8.802	356	790	79.98	79.98
Total	538	$243,473,596	100.00%

(1)	As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Mortgage Loans was approximately 664.
(2)
The FICO Credit Scores referenced in this table with respect to substantially all of the Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies in connection with the origination of such Mortgage Loan.

Prepayment Charge Periods at Origination

Prepayment Charge Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)
0	2	$478,959	0.20%	239,480	9.000	357	670	75.80	78.51
12	34	16,743,100	6.88	492,444	9.091	355	667	77.27	83.94
24	51	25,470,819	10.46	499,428	9.085	356	665	79.60	85.97
36	451	200,780,718	82.47	445,190	9.078	355	664	78.78	85.29
Total	538	$243,473,596	100.00%

Months to Next Mortgage Rate Adjustment Date(1)

Months to Next Mortgage Rate Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)
1	534	$241,838,854	99.33%	452,882	9.077	355	664	78.76	85.28
2	2	894,742	0.37	447,371	9.343	357	640	76.69	82.90
3	2	740,000	0.30	370,000	9.463	360	683	78.98	80.38
Total	538	$243,473,596	100.00%

(1)	As of the cut-off date, the weighted average months to the next Mortgage Rate Adjustment Date of the Mortgage Loans was approximately 1 month.

Gross Margins(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)
3.001-4.000	255	$115,196,993	47.31%	451,753	8.780	355	666	78.44	82.25
4.001-5.000	280	126,228,111	51.84	450,815	9.338	355	663	79.12	88.14
5.001-6.000	3	2,048,492	0.84	682,831	9.950	353	674	73.89	76.35
Total	538	$243,473,596	100.00%

(1)	As of the cut-off date, the weighted average gross margin of the Mortgage Loans was approximately 4.092%.

Maximum Mortgage Rates(1)

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)
8.001-9.000	1	$419,163	0.17%	419,163	8.750	354	672	80.00	80.00
9.001-10.000	202	92,922,172	38.17	460,011	9.017	354	668	78.69	85.33
10.001-11.000	1	642,256	0.26	642,256	8.500	354	637	80.00	80.00
11.001-12.000	334	149,490,006	61.40	447,575	9.121	356	662	78.78	85.24
Total	538	$243,473,596	100.00%

(1)	As of the cut-off date, the weighted average maximum Mortgage Rate of the Mortgage Loans was approximately 11.176% per annum.

Next Mortgage Rate Adjustment Dates

Next Mortgage Rate Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)
June 2007	534	$241,838,854	99.33%	452,882	9.077	355	664	78.76	85.28
July 2007	2	894,742	0.37	447,371	9.343	357	640	76.69	82.90
August 2007	2	740,000	0.30	370,000	9.463	360	683	78.98	80.38
Total	538	$243,473,596	100.00%

Initial Fixed Mortgage Rate Period

Initial Fixed Mortgage Rate Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)
1	504	$229,546,539	94.28%	455,449	9.078	355	664	78.71	85.14
3	34	13,927,058	5.72	409,619	9.091	355	662	79.46	87.17
Total	538	$243,473,596	100.00%

Minimum Mortgage Rates(1)

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)
3.001-4.000	255	$115,196,993	47.31%	451,753	8.780	355	666	78.44	82.25
4.001-5.000	280	126,228,111	51.84	450,815	9.338	355	663	79.12	88.14
5.001-6.000	3	2,048,492	0.84	682,831	9.950	353	674	73.89	76.35
Total	538	$243,473,596	100.00%

(1)	As of the cut-off date, the weighted average Minimum Mortgage Rate of the Mortgage Loans was approximately 4.092% per annum.

Maximum Negative Amortization

Maximum Negative Amortization (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)
110	495	$224,552,785	92.23%	453,642	9.104	355	664	78.75	85.60
115	43	18,920,811	7.77	440,019	8.780	356	667	78.83	81.16
Total	538	$243,473,596	100.00%

Initial Recast Period(1)

Initial Recast Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)
60	531	$241,262,311	99.09%	454,355	9.083	355	664	78.73	85.29
120	7	2,211,285	0.91	315,898	8.611	356	673	81.26	81.26
Total	538	$243,473,596	100.00%

(1)
At the end of this period and every fifth year thereafter, the monthly payment for a Mortgage Loan is adjusted so that it is sufficient to amortize fully the then unpaid principal balance of the Mortgage Loan over its remaining amortization term.

Initial Fixed Scheduled Payment Period(1)

Initial Fixed Scheduled Payment Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Combined Loan-to-Value Ratio (%)
9	8	$2,888,837	1.19%	361,105	9.525	354	651	78.57	87.41
12	502	228,484,656	93.84	455,149	9.089	355	664	78.72	85.38
24	5	2,131,353	0.88	426,271	8.973	356	661	78.69	81.40
36	14	6,980,552	2.87	498,611	8.802	356	700	78.89	83.21
47	1	392,158	0.16	392,158	8.625	356	689	89.82	89.82
48	5	1,770,203	0.73	354,041	8.644	356	644	79.77	79.77
60	3	825,838	0.34	275,279	8.672	357	634	79.20	79.20
Total	538	$243,473,596	100.00%

(1)
During this period, the scheduled payment that is determined at origination will not adjust unless the unpaid principal balance of the Mortgage Loan exceeds the maximum negative amortization limit of 110% or 115%, as applicable, of the original principal balance due to Deferred Interest. If the applicable maximum negative amortization limit is reached, the monthly payment will be recast without regard to any other limitations to amortize fully the then unpaid principal balance of the Mortgage Loan over its remaining amortization term.

Annex B

Prepayment Charge Schedule

The table below indicates the type of prepayment charge applicable to the Mortgage Loans, the number of years after origination during which each type of prepayment charge applies and the number and aggregate Stated Principal Balance of the Mortgage Loans with each type of prepayment charge.

Prepayment Charge Type	Number of Mortgage Loans	Aggregate Stated Principal Balance	% of Aggregate Stated Principal Balance
2 months interest on 66% of the prepaid principal balance
3 years	4	$ 1,234,946	0.51%
5%, 4% and 3% of the prepaid principal balance for prepayments during the first, second and third year, respectively, after origination
2 years	1	$ 560,308	0.23%
3 years	3	$ 853,252	0.35%
2% of the prepaid principal balance
1 year	1	$ 535,459	0.22%
2 years	1	$ 936,260	0.38%
3 years	2	$ 504,093	0.21%
6 months interest on 80% of the prepaid principal balance
1 year	33	$ 16,207,641	6.66%
2 years	49	$ 23,974,251	9.85%
3 years	442	$198,188,427	81.40%
No Prepayment Charge	2	$ 478,959	0.20%
Total	538	$243,473,596	100.00%

B-1

Annex C

Alliance Bancorp Static Pool Information

[see following pages]

Regulation AB Report
Alliance Bancorp
Option ARM Vintage Data
ORIGINAL LOAN CHARACTERISTICS
LOAN INFORMATION	Origination Month	Jan-06	Feb-06	Mar-06	Apr-06	May-06	Jun-06	Jul-06	Aug-06	Sep-06	Oct-06	Nov-06	Dec-06	Jan-07	Feb-07
	Original Count	147	164	265	320	461	555	656	708	977	824	784	581	468.00	312
	Original Pool Balance	66,955,100.00	70,790,900.00	119,269,186.00	134,251,517.00	199,435,882.00	228,805,935.00	278,190,376.00	300,882,098.00	390,710,178.00	335,354,955.00	325,233,011.00	236,378,925.50	182,216,200.00	128942970
LOAN CHARACTERISTICS (AT ORIGINATION)	Average Initial Loan Balance	455,476.87	431,651.83	450,072.40	419,535.99	432,615.80	412,262.95	424,070.70	424,974.71	399,908.06	406984.17	414,838.02	406,848.41	389,350.85	413278.75
	Weighted Average Mortgage Interest Rate	1	1	1	1	1	1	1	1	1	1	1	1	1	2
	Minimum Interest Rate	1	1	1	1	1	1	1	1	1	1	1	1	1	1
	Maximum Interest Rate	1.5	1.5	3	2.5	3.75	3.75	3.25	3.75	4.5	4.625	4.49	3.99	4.99	4.99
	Weighted Average Original Term	360	360	360	361	363	361	361	360	362	361	360	360	360	360
	Weighted Average Remaining Term	351	352	353	355	358	356	357	358	360	361	360	360	360	360
	Weighted Average Loan-To-Value	77	76	77	77	78	77	77	77	77	78	79	78	78	78
	Weighted Average Credit Scrore (non-zero)	687	688	683	688	686	688	682	680	679	676	680	675	679	686
	Minimum Credit Scrore (non-zero)	622	621	620	620	620	620	620	614	619	614	605	616	622	620
	Maximum Credit Scrore	797	813	798	810	802	806	811	816	811	814	810	809	807	795
	110 CAP %	100	100	98	86	80	85	87	94	94	97	99	91	87	79
	30/30	92.89	87.22	82.94	71.91	65.8	71.08	73.66	75.65	79.84	77.75	55.04	17.97	13.97	4.25
	40/30	7.11	12.78	14.67	12.12	10.74	11.63	12.14	15.75	11.44	15.37	13.87	6.07	7.08	3.27
	40/40	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.28	0.00	0	0
	1Yr Fixed Payment Period	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	24.78	60.7	63.17	68.46
	2Yr Fixed Payment Period	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.67	1.67	0.37	0
	3Yr Fixed Payment Period	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	1.04	1.52	0.34	0
	4Yr Fixed Payment Period	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.4	0.00	0.00
	5Yr Fixed Payment Period	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.33	0.42	0	0
	3 month Zero Payment	0.00	0.00	0.36	1.55	3.86	2.63	1.49	2.43	3.01	4.1	2.54	2.36	1.72	2.763
	115 CAP %	0	0	2	14	20	15	13	6	6	3	1	9	13	21
	30/30	0.00	0.00	2	13.25	16.32	13.8	11.87	5.99	4.65	2.63	0.44	1.9	0	0
	40/40	0.00	0.00	0.00	1.18	3.28	0.86	0.85	0.19	1.07	0.15	0.00	0.00	0.00	0.00
	1Yr Fixed Payment Period	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.14	2.1	2.66	6.59
	2Yr Fixed Payment Period	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	1.39	2.08	2.63
	3Yr Fixed Payment Period	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.33	1.72	4.56	9.39
	4Yr Fixed Payment Period	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.78	1.87	1.11
	5Yr Fixed Payment Period	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.58	1.75	1.15

	Prepayment Penalties %	99.22	100	100	94.34	95.17	95.68	96.28	98.97	98.12	98.37	96.93	98.81	98.98	98.22
	Balloon %	7.11	12.78	15.03	12.12	12.29	12.66	12.42	15.75	11.7	15.71	19.66	23.59	27.75	28.83
	Cashout %	68.06	75.85	70.43	74.04	69.2	66.98	68.09	71.87	67.21	62.97	54.73	66.13	70.3	68.63
	Primary Residence %	94.01	92.98	95.95	95.33	96.56	94.06	95.87	96.57	96.32	94.96	94.77	94.89	92.38	89.88

	Distribution by Interest Rate
	0-1%	94.86	94.29	95.43	88.1	79.74	81.26	84.21	89.65	87.44	86.18	80.78	64.65	52.43	44.33
	1-1.24%										0.06			0	0
	1.25-1.49%					2.75	3.64	5.75	2.83	2.03	0.75	0.04	6.39	14.46	13.92
	1.50-1.74%	5.14	5.71	3.88	5.72	6.18	3.5	2.84	2.06	2.77	5.84	6.18	8.45	7.82	4.92
	>=1.75%			0.69	6.19	11.33	11.6	7.2	5.47	7.76	7.17	13	20.51	25.29	36.83

	Geographics Concentration (states > 5%)
	State 1	CA - 80.01%	CA - 80.61%	CA - 84.43%	CA - 78.17%	CA - 80.38%	CA - 78.45%	CA - 77.17%	CA - 79.68%	CA - 77.19%	CA - 75.76%	CA - 78.55%	CA - 77.65%	CA - 73.13%	CA - 70.41
	State 2	HI - 10.69%	HI - 7.01%		HI - 6.18%		HI - 5.82%	HI - 6.17%	HI - 6.59%		FL - 5.01%				FL - 6.12
DELINQUENCY LOSS & PREPAYMENTS-Feb 07
GRAND TOTAL	Balance	44717388.04	61817469.77	105433853.1	125952117.6	192528991.7	209433902	179900577.5	267522953.3	377487089.7	283515820.98	308088293.6	230267295.3	174046600	128942970
	# of Accts	99	138	229	292	436	495	398	607	938	690	744	565	447	312
	% of Balance	100	100	100	100	100	100	100	100	100	100	100	100	100	100
CURRENT	Balance	39307125.96	953397.5	95249687.14	117040084.9	172536286.1	194012586.4	167620683.2	249543773.8	357031636.6	255358382	265402736.4	227268245.3	174046600	128942970
	# of Accts	87	127	211	274	392	465	374	571	889	626	639	558	447	312
	% of Balance	87.9	91.61	90.34	92.92	89.62	92.64	93.17	93.28	94.58	90.07	86.15	98.7	100	100
30-59 DAYS	Balance	3016738.52	1615643.91	4379315.78	7042932.62	13688973.19	8977199.05	8076077.37	11069150.31	14787892.2	21172845.55	40774519.44	2999050.00	0.00	0.00
	# of Accts	7	4	9	14	29	17	16	24	37	50	99	7	0	0
	% of Balance	6.75	2.61	4.15	5.59	7.11	4.29	4.49	4.14	3.92	7.47	13.23	1.30	0.00	0.00
60-89 DAYS	Balance	320764.78	1809913.5	2467288.62	340881.37	3651324.03	3626811.17	2690120.03	5128804.66	1931819.09	5282476.52	963581.30	0.00	0.00	0.00
	# of Accts	1	3	3	1	9	7	5	8	5	11	3	0	0	0
	% of Balance	0.72	2.93	2.34	0.27	1.9	1.73	1.5	1.92	0.51	1.86	0.31	0.00	0.00	0.00
90+ DAYS	Balance	953397.50	0.00	1239668.00	0.00	654898.16	2023092.78	606607.12	1781224.50	1856775.64	704500.00	947456.45	0.00	0.00	0.00
	# of Accts	2	1	2	0	2	4	1	4	5	2	3	0	0	0
	% of Balance	2.13	0.00	1.18	0.00	0.34	0.97	0.34	0.67	0.49	0.25	0.31	0.00	0.00	0.00
TOTAL DELINQUENT LOANS	Balance	4290900.80	3425557.41	8086272.40	7383813.99	17995195.38	14627103.00	11372804.52	17979179.47	18576486.93	27159822.07	42685557.19	2999050.00	0.00	0.00
	# of Accts	10	8	14	15	40	28	22	36	47	63	105	7	0	0
	% of Balance	9.60	5.54	7.67	5.86	9.35	6.99	6.33	6.73	4.92	9.58	13.85	1.30	0.00	0.00
ASSETS IN BANKRUPTCY	Balance	0.00	0	0	0.00	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0	0	0	0	0	0	0	0	0	0	0
	% of Balance	0.00	0	0	0.00	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
ASSETS IN FORECLOSURE	Balance	762632.56	1761830.25	1062404.12	1528218.66	1517510.22	794212.56	907089.75		1878966.25	997616.94	0.00	0.00	0.00	0.00
	# of Accts	1	3	3	3	3	2	2		2	1	0	0	0	0
	% of Balance	0.44	2.36	1.01	1.21	0.79	0.38	0.50	0.00	0.50	0.35	0.00	0.00	0.00	0.00
ASSETS IN REO	Balance	356728.72	0.00	1035489.44	0.00	480000.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	# of Accts	1	0	1	0	1	0	0	0	0	0	0	0	0	0
	% of Balance	0.20	0.00	0.98	0.00	0.25	0.00	0.00		0.00	0.00	0.00	0.00	0.00	0.00
CURRENT PERIOD LOSS DATA	Loss Frequency	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	Loss Severity	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	Net Losses	0	0	0	0	0	0	0	0	0	0	0	0	0	0
	Net Loss as % of OPB	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
CUMULATIVE LOSS DATA	Cumulative Loss Frequency	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	Cumulative Loss Severity	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	Cumulative Net Losses	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
PREPAYMENT INFORMATION	# of Accts Paid in Full	4	3	2	5	4	4	4	2	9	2	3	0	0	0
	Balance of Accts Paid in Full	1135653.57	841681.22	1097583.36	1773339.38	1943736.31	1570395.73	1429789.29	944611.73	3858009.87	251912.13	1782394.53
DELINQUENCY LOSS & PREPAYMENTS-JAN 07
GRAND TOTAL	Balance	45699887.48	62433096.13	106448630.38	127239043.43	193751438.00	210548058.16	180608824.64	267359427.56	379868668.15	282393789.91	309672358.67	230267295.3	182,216,200.00
	# of Accts	101	143	233	300	442	503	403	612	947	691	745	565	447.00
	% of Balance	100	100	100	100	100	100	100	100	100	100	100	100	100.00
CURRENT	Balance	40468751.48	58541670.85	97368631.77	117089900.8	175736737.8	192681147.8	168576867.9	253442673.3	354943133.9	256241010.5	215001246.8	230267295.3	56459000.00
	# of Accts	92	136	218	282	403	465	383	582	892	631	626	558	468.00
	% of Balance	88.55	93.77	91.47	92.02	90.7	91.51	93.65	94.94	93.77	90.74	99.01	100	100.00
30-59 DAYS	Balance	40468751.48		4750685.73	6577626.41	14396018.58	11518430.8	9506438.62	10383257.72	18177249.45	23635203.52	2158722.83	0.00	0.00
	# of Accts	5	3	8	13	31	24	16	23	42	55	113	7	0
	% of Balance	6.22	2.19	4.46	5.17	7.43	5.47	5.28	3.89	4.8	8.37	0.99	0.00	0.00
60-89 DAYS	Balance	1272642.12	0	4750685.73	2049362	960706.78	3295047.92	1015471.44	2344725.22	6748284.83	2517575.94	0.00	0.00	0.00
	# of Accts	2	0	3	2	3	7	1	5	13	5	6	0	0
	% of Balance	2.78	0	2.1	1.61	0.5	1.56	0.56	0.88	1.78	0.89	0.00	0.00	0.00
90+ DAYS	Balance	0	770661.75	238317.3	1140118.91	825912.06	1871674.28	1225336.81	1188771.37	0.00	0.00	0.00	0.00	0.00
	# of Accts	0	1	1	2	1	4	2	2	0	0	0	0	0
	% of Balance	0	1.23	0.22	0.9	0.43	0.89	0.68	0.45	0.00	0.00	0.00	0.00	0.00
TOTAL DELINQUENT LOANS	Balance	41741393.60	770661.75	9739688.76	9767107.32	16182637.42	16685153.00	11747246.87	13916754.31	24925534.28	26152779.46	2158722.83	0	0.00
	# of Accts	7	4	12	17	35	35	19	30	55	60	119	7	0
	% of Balance	9.00	3.42	6.78	7.68	8.36	7.92	6.52	5.22	6.58	9.26	0.99	0	0.00
ASSETS IN BANKRUPTCY	Balance	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0	0	0	0	0	0	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
ASSETS IN FORECLOSURE	Balance	759703.12	1754770.34	1851223.55	382035.34	1832062.75	1181757.41	284709.84	0.00	0.00	0.00	0.00	0.00	0.00
	# of Accts	1	3	3	1	4	3	1	0	0	0	0	0	0
	% of Balance	1.66	2.81	1.74	0.30	0.95	0.56	0.16	0.00	0.00	0.00	0.00	0.00	0.00
ASSETS IN REO	Balance	355358.47	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	# of Accts	1	0	0	0	0	0	0	0	0	0	0	0	0
	% of Balance	0.78	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
CURRENT PERIOD LOSS DATA	Loss Frequency	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	Loss Severity	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	Net Losses	0	0	0	0	0	0	0	0	0	0	0	0	0
	Net Loss as % of OPB	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
CUMULATIVE LOSS DATA	Cumulative Loss Frequency	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	Cumulative Loss Severity	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	Cumulative Net Losses	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
PREPAYMENT INFORMATION	# of Accts Paid in Full	3	6	4	7	6	8	5	5	9	1	1	0	0
	Balance of Accts Paid in Full	1269038.41	2765301.09	1889662.38	2236241.50	2611714.94	3145480.30	1679130.34	2226308.22	2653654.09	0.00	505225.53	0.00	0.00
DELINQUENCY LOSS & PREPAYMENTS-DEC 06
GRAND TOTAL	Balance	46802204.26	64965198.09	107913634.4	129416606.7	195236328.2	212869826.3	181558439.4	268168060.7	380032472.8	281944753.12	310093976.8	230271189.9
	# of Accts	103	144	240	301	446	511	406	616	953	691	745	565
	% of Balance	100	100	100	100	100	100	100	100	100	100	100	100
CURRENT	Balance	43844030.88	61952235.27	104941476.3	126579293.2	192258122.8	210427803.4	179711628.8	264874866	378782057.5	281944753.1	310093976.8	182941739.4
	# of Accts	98	139	234	296	440	505	402	610	949	691	745	453
	% of Balance	93.68	95.36	97.25	97.81	98.47	98.85	98.36	98.77	99.67	100	100	100
30-59 DAYS	Balance	1847638.03	497077.78	669447.23	2150710.44	822592.87	863558.31	956631.19	2660022.94	1250415.28	0.00	0.00	0.00
	# of Accts	3	1	2	3	1	3	2	5	4	0	0	0
	% of Balance	3.95	0.77	0.62	1.66	0.42	0.41	0.52	0.99	0.33	0.00	0.00	0.00
60-89 DAYS	Balance	0.00	1047838.16	230603.8	686603.03	991204.41	787391.25	283572.25	633171.69	0.00	0.00	0.00	0.00
	# of Accts	0	2	1	2	2	2	1	1	0	0	0	0
	% of Balance	0.00	1.61	0.21	0.53	0.51	0.37	0.16	0.24	0.00	0.00	0.00	0.00
90+ DAYS	Balance	0.00	0.00	0.00	0.00	0.00	401671.84	606607.12	0.00	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0	0	1	1	0	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00	0.00	0.19	0.33	0.00	0.00	0.00	0.00	0.00
TOTAL DELINQUENT LOANS	Balance	1847638.03	1544915.94	900051.03	2837313.47	1813797.28	2052621.40	1846810.56	3293194.63	1250415.28	0.00	0.00	0.00
	# of Accts	3	3	3	5	3	6	4	6	4	0	0	0
	% of Balance	3.95	2.38	0.83	2.19	0.93	0.97	1.01	1.23	0.33	0.00	0.00	0.00
ASSETS IN BANKRUPTCY	Balance	0.00	1468046.87	2072107.09	0.00	1164408.12	389401.47	0.00	0.00	0.00	0.00	0.00	0.00
	# of Accts	0	2	3	0	3	1	0	0	0	0	0	0
	% of Balance	0.00	2.26	1.92	0.00	0.6	0.18	0.00	0.00	0.00	0.00	0.00	0.00
ASSETS IN FORECLOSURE	Balance	1110535.34	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	# of Accts	2	0	0	0	0	0	0	0	0	0	0	0
	% of Balance	2.37	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
ASSETS IN REO	Balance	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0	0	0	0	0	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
CURRENT PERIOD LOSS DATA	Loss Frequency	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	Loss Severity	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	Net Losses	0	0	0	0	0	0	0	0	0	0	0	0
	Net Loss as % of OPB	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
CUMULATIVE LOSS DATA	Cumulative Loss Frequency	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	Cumulative Loss Severity	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	Cumulative Net Losses	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
PREPAYMENT INFORMATION	# of Accts Paid in Full	2	1	7	1	4	8	3	4	6	0	0	0
	Balance of Accts Paid in Full	665005.19	442337.78	3096633.16	373947.75	1705584.67	3902627.97	1224914.13	1183307.25	719171.53	0.00	0.00	0.00
DELINQUENCY LOSS & PREPAYMENTS-NOV 06
GRAND TOTAL	Balance	47302283.15	65162453.91	110576020.3	129296631.7	196199161	215922811.2	182051278.4	269322869.6	1250415.28	286272916.67	310081747.5
	# of Accts	109	146	243	306	451	517	409	624	955	691	745
	% of Balance	100	100	100	100	100	100	100	100	100	100	100
CURRENT	Balance	44875203.55	62655970.84	107028167.9	128431804.1	193099560.5	213036575.7	180601570.5	266726554.3	381374906.8	286272916.67	310081747.5
	# of Accts	104	142	236	303	443	509	406	618	951	691	745
	% of Balance	94.87	96.15	96.79	99.33	98.42	98.66	98.85	99.18	99.76	100	100
30-59 DAYS	Balance	1321038.25	1044236.12	1484222.8	684368.97	1639073.98	2098096	843100.81	1791115.62	928116.59	0.00	0.00
	# of Accts	3	2	4	2	4	6	2	4	4	0	0
	% of Balance	2.79	1.6	1.34	0.53	0.84	0.97	0.46	0.67	0.24	0.00	0.00
60-89 DAYS	Balance	0.00	867068.06	583879.62	0.00	687199.56	0.00	0.00	401199.66	0.00	0.00	0.00
	# of Accts	0	1	1	0	2	0	0	1	0	0	0
	% of Balance	0.00	1.33	0.53	0.00	0.35	0.00	0.00	0.15	0.00	0.00	0.00
90+ DAYS	Balance	0.00	0.00	0.00	0.00	0.00	400293.81	606607.12	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0	0	1	1	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00	0.00	0.19	0.33	0.00	0.00	0.00	0.00
TOTAL DELINQUENT LOANS	Balance	1321038.25	1911304.18	2068102.42	684368.97	2326273.54	2498389.81	1449707.93	2192315.28	928116.59	0.00	0.00
	# of Accts	3	3	5	2	6	7	3	5	4	0	0
	% of Balance	2.79	2.93	1.87	0.53	1.19	1.16	0.79	0.82	0.24	0.00	0.00
ASSETS IN BANKRUPTCY	Balance	0.00	595178.87	1479750	180458.56	773326.94	387845.69	0.00	0.00	0.00	0.00	0.00
	# of Accts	0	1	2	1	2	1	0	0	0	0	0
	% of Balance	0.00	0.91	1.34	0.14	0.39	0.18	0.00	0.00	0.00	0.00	0.00
ASSETS IN FORECLOSURE	Balance	1106041.34	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	# of Accts	2	0	0	0	0	0	0	0	0	0	0
	% of Balance	2.34	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
ASSETS IN REO	Balance	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0	0	0	0	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
CURRENT PERIOD LOSS DATA	Loss Frequency	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	Loss Severity	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	Net Losses	0	0	0	0	0	0	0	0	0	0	0
	Net Loss as % of OPB	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
CUMULATIVE LOSS DATA	Cumulative Loss Frequency	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	Cumulative Loss Severity	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	Cumulative Net Losses	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
PREPAYMENT INFORMATION	# of Accts Paid in Full	4	2	3	5	5	6	3	5	2	0	0
	Balance of Accts Paid in Full	2377207.47	763622.91	1415200.66	1927729.98	2341396.44	2853029.91	1116335.06	2785307.91	630136.52	0.00	0.00
DELINQUENCY LOSS & PREPAYMENTS-OCT 06
GRAND TOTAL	Balance	50553342.15	65689201.53	111557998.5	130733737.4	197776528.4	217961083.3	182460881.3	271060045.3	382609545.68	286375599.1
	# of Accts	111	148	248	308	455	520	410	624	955	691
	% of Balance	100	100	100	100	100	100	100	100	100	100
CURRENT	Balance	49451648.77	64232563.03	109502634.1	128594608.2	194808762.6	212100464.5	179876335.8	270221154.3	382609545.7	285825599.1
	# of Accts	109	146	245	303	447	510	406	622	955	691
	% of Balance	97.82	97.78	98.16	98.36	98.5	97.31	98.45	99.69	100	100
30-59 DAYS	Balance	0.00	863668.25	581713.69	1592116.19	815257.84	4157025.56	1216224.75	838890.97	0.00	0.00
	# of Accts	0	1	1	3	2	6	2	2	0	0
	% of Balance	0.00	1.31	0.52	1.22	0.41	1.91	0.67	0.31	0.00	0.00
60-89 DAYS	Balance	0.00	592970.25	454661.22	0.00	1053088.59	1371675.31	606607.12	0.00	0.00	0.00
	# of Accts	0	1	1	0	3	3	1	0	0	0
	% of Balance	0.00	0.9	0.41	0.00	0.53	0.63	0.33	0.00	0.00	0.00
90+ DAYS	Balance	0.00	0.00	0.00	367146.19	487512.91	331917.87	761713.62	0.00	0.00	550000
	# of Accts	0	0	0	1	1	1	1	0	0	1
	% of Balance	0.00	0.00	0.00	0.28	0.25	0.15	0.42	0.00	0.00	0.19
TOTAL DELINQUENT LOANS	Balance	0.00	1456638.50	1036374.91	1959262.38	2355859.34	5860618.74	2584545.49	838890.97	0.00	550000.00
	# of Accts	0	2	2	4	6	10	4	2	0	1
	% of Balance	0.00	2.21	0.93	1.50	1.19	2.69	1.42	0.31	0.00	0.19
ASSETS IN BANKRUPTCY	Balance	0.00	0.00	1018989.5	179866.87	611906.41	0.00	0.00	0.00	0.00	0.00
	# of Accts	0	0	1	1	2	0	0	0	0	0
	% of Balance	0.00	0.00	0.91	0.14	0.31	0.00	0.00	0.00	0.00	0.00
ASSETS IN FORECLOSURE	Balance	1101693.37	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	# of Accts	2	0	0	0	0	0	0	0	0	0
	% of Balance	2.18	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
ASSETS IN REO	Balance	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0	0	0	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
CURRENT PERIOD LOSS DATA	Loss Frequency	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	Loss Severity	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	Net Losses	0	0	0	0	0	0	0	0	0	0
	Net Loss as % of OPB	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
CUMULATIVE LOSS DATA	Cumulative Loss Frequency	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	Cumulative Loss Severity	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	Cumulative Net Losses	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
PREPAYMENT INFORMATION	# of Accts Paid in Full	2	2	5	2	4	3	1	0	0	0
	Balance of Accts Paid in Full	737263.14	735047.14	2513742.06	645708.34	1563849.00	1535815.38	980006.94	0.00	0.00	0.00
DELINQUENCY LOSS & PREPAYMENTS-SEP 06
GRAND TOTAL	Balance	51120111.55	66185893.19	113642163.2	130884023.7	198631883.8	218685014.4	185734585.38	270573955.2	382617578.6
	# of Accts	111	150	251	310	456	523	410	625	955
	% of Balance	100	100	100	100	100	100	100	100	100
CURRENT	Balance	49072771.52	65595116.44	111613949	128511545.2	194484742	216502160.78	184367354.82	270573955.2	382617578.6
	# of Accts	108	149	247	303	444	517	408	625	955
	% of Balance	96	99.11	98.22	98.19	97.91	99	98.52	100	100
30-59 DAYS	Balance	0.00	0.00	1013092.95	2193181.03	2592453.41	1852159.86	0.00	0.00	0.00
	# of Accts	0	1367230.56	3	5	7	5	0	0	0
	% of Balance	0.00	0.00	0.89	1.68	1.31	0.85	0.00	0.00	0.00
60-89 DAYS	Balance	349758.41	590776.75	1015121.25	179297.55	786851.39	330693.72	0	0.00	0.00
	# of Accts	1	1	1	2	3	1	0	0	0
	% of Balance	0.68	0.89	0.89	0.14	0.4	0.15	0	0.00	0.00
90+ DAYS	Balance	1697581.62	0.00	0.00	0.00	767836.97	0.00	1367230.56	0.00	0.00
	# of Accts	2	0	0	0	2	0	2	0	0
	% of Balance	3.32	0.00	0.00	0.00	0.39	0.00	0.48	0.00	0.00
TOTAL DELINQUENT LOANS	Balance	2047340.03	590776.75	2028214.20	2372478.58	4147141.77	2182853.58	1367230.56	0.00	0.00
	# of Accts	3	1367231.56	4	7	12	6	2	0	0
	% of Balance	4.00	0.89	1.78	1.82	2.10	1.00	0.48	0.00	0.00
ASSETS IN BANKRUPTCY	Balance	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0	0	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
ASSETS IN FORECLOSURE	Balance	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0	0	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
ASSETS IN REO	Balance	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0	0	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
CURRENT PERIOD LOSS DATA	Loss Frequency	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	Loss Severity	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	Net Losses	0	0	0	0	0	0	0	0	0
	Net Loss as % of OPB	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
CUMULATIVE LOSS DATA	Cumulative Loss Frequency	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	Cumulative Loss Severity	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	Cumulative Net Losses	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
PREPAYMENT INFORMATION	# of Accts Paid in Full	0	2	3	1	1	3	0	1	0
	Balance of Accts Paid in Full	0.00	590849.81	1766988.94	405587.66	367919.63	850684.84	0.00	499016.66	0.00
DELINQUENCY LOSS & PREPAYMENTS-AUG 06
GRAND TOTAL	Balance	50950052.27	66951289.86	114984062.5	130828671.5	198260920.9	218809971.27	182196804.09	275259111.8
	# of Accts	112	151	256	310	458	523	410	626
	% of Balance	100	100	100	100	100	100	100	100
CURRENT	Balance	48910509.33	65505513.48	111263750.2	128300675.6	194435091.4	218482318.6	180836075.7	275259111.8
	# of Accts	109	149	250	303	448	522	408	626
	% of Balance	96	97.84	96.76	98.07	98.07	99.85	99.52	100
30-59 DAYS	Balance	348427.94	1445776.37	3381781.06	2084481.06	2781167.39	327652.66	1360728.37	0.00
	# of Accts	1	2	5	6	7	1	2	0
	% of Balance	0.68	2.16	2.94	1.59	1.4	0.15	0.48	0.00
60-89 DAYS	Balance	1691115	0.00	338531.25	443514.84	1044662.09	0.00	0.00	0.00
	# of Accts	2	0	1	1	3	0	0	0
	% of Balance	3.32	0.00	0.29	0.34	0.53	0.00	0.00	0.00
90+ DAYS	Balance	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
TOTAL DELINQUENT LOANS	Balance	2039542.94	1445776.37	3720312.31	2527995.90	3825829.48	327652.66	1360728.37	0.00
	# of Accts	3	2	6	7	10	1	2	0
	% of Balance	4.00	2.16	3.23	1.93	1.93	0.15	0.48	0.00
ASSETS IN BANKRUPTCY	Balance	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
ASSETS IN FORECLOSURE	Balance	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
ASSETS IN REO	Balance	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
CURRENT PERIOD LOSS DATA	Loss Frequency	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	Loss Severity	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	Net Losses	0	0	0	0	0	0	0	0
	Net Loss as % of OPB	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
CUMULATIVE LOSS DATA	Cumulative Loss Frequency	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	Cumulative Loss Severity	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	Cumulative Net Losses	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
PREPAYMENT INFORMATION	# of Accts Paid in Full	1	1	5	1	2	1	0	0
	Balance of Accts Paid in Full	245425.34	383024.38	2668677.09	299564.50	590849.81	375205.09	0.00	0.00
DELINQUENCY LOSS & PREPAYMENTS-JUL 06
GRAND TOTAL	Balance	51021697.11	67121666.59	117236700.6	130677734.3	198528531.75	218489912.77	182173041.53
	# of Accts	112	152	257	312	460	524	410
	% of Balance	100	100	100	100	100	100	100
CURRENT	Balance	49336753.73	67121666.59	112898426	124139740.1	194241601.37	218489912.77	182173041.53
	# of Accts	110	152	248	296	450	524	410
	% of Balance	96.7	100	96.3	95	97.84	100	100
30-59 DAYS	Balance	1684943.37	0.00	4338274.66	6537994.22	4286930.37	0.00	0.00
	# of Accts	2	0	9	16	10	0	0
	% of Balance	3.3	0.00	3.7	5	2.16	0.00	0.00
60-89 DAYS	Balance	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00	0.00	0.00	0.00
90+ DAYS	Balance	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00	0.00	0.00	0.00
TOTAL DELINQUENT LOANS	Balance	1684943.37	0.00	4338274.66	6537994.22	4286930.37	0.00	0.00
	# of Accts	2	0	9	16	10	0	0
	% of Balance	3.30	0.00	3.70	5.00	2.16	0.00	0.00
ASSETS IN BANKRUPTCY	Balance	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00	0.00	0.00	0.00
ASSETS IN FORECLOSURE	Balance	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00	0.00	0.00	0.00
ASSETS IN REO	Balance	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00	0.00	0.00	0.00
CURRENT PERIOD LOSS DATA	Loss Frequency	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	Loss Severity	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	Net Losses	0	0	0	0	0	0	0
	Net Loss as % of OPB	0.00	0.00	0.00	0.00	0.00	0.00	0.00
CUMULATIVE LOSS DATA	Cumulative Loss Frequency	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	Cumulative Loss Severity	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	Cumulative Net Losses	0.00	0.00	0.00	0.00	0.00	0.00	0.00
PREPAYMENT INFORMATION	# of Accts Paid in Full	0	0	1	2	1	0	0
	Balance of Accts Paid in Full	0.00	0.00	226484.16	889434.63	889434.63	0.00	0.00
DELINQUENCY LOSS & PREPAYMENTS-JUN 06
GRAND TOTAL	Balance	50862904	67078739.77	117050482.8	131112747.2	198568131.70	223274674.2
	# of Accts	112	153	257	313	460	524
	% of Balance	100	100	100	100	100	100
CURRENT	Balance	50123264.75	66356258.52	117050482.8	131112747.2	198568131.70	223274674.2
	# of Accts	111	152	257	313	460	524
	% of Balance	98.55	98.92	100	100	100	100
30-59 DAYS	Balance	0.00	722481.25	0.00	0.00	0.00	0.00
	# of Accts	0	1	0	0	0	0
	% of Balance	0.00	1.08	0.00	0.00	0.00	0.00
60-89 DAYS	Balance	739639.25	0.00	0.00	0.00	0.00	0.00
	# of Accts	1	0	0	0	0	0
	% of Balance	1.45	0.00	0.00	0.00	0.00	0.00
90+ DAYS	Balance	0.00	0.00	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00	0.00	0.00
TOTAL DELINQUENT LOANS	Balance	739639.25	722481.25	0.00	0.00	0.00	0.00
	# of Accts	1	1	0	0	0	0
	% of Balance	1.45	1.08	0.00	0.00	0.00	0.00
ASSETS IN BANKRUPTCY	Balance	0.00	0.00	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00	0.00	0.00
ASSETS IN FORECLOSURE	Balance	0.00	0.00	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00	0.00	0.00
ASSETS IN REO	Balance	0.00	0.00	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00	0.00	0.00
CURRENT PERIOD LOSS DATA	Loss Frequency	0.00	0.00	0.00	0.00	0.00	0.00
	Loss Severity	0.00	0.00	0.00	0.00	0.00	0.00
	Net Losses	0	0	0	0	0	0
	Net Loss as % of OPB	0.00	0.00	0.00	0.00	0.00	0.00
CUMULATIVE LOSS DATA	Cumulative Loss Frequency	0.00	0.00	0.00	0.00	0.00	0.00
	Cumulative Loss Severity	0.00	0.00	0.00	0.00	0.00	0.00
	Cumulative Net Losses	0.00	0.00	0.00	2.00	0.00	0.00
PREPAYMENT INFORMATION	# of Accts Paid in Full	0	1	0	1	0	0
	Balance of Accts Paid in Full	0.00	393576.97	0.00	373765.31	0.00	0.00
DELINQUENCY LOSS & PREPAYMENTS-MAY 06
GRAND TOTAL	Balance	50689125.54	67238513.99	116633508.7	131247064	198723172.1
	# of Accts	112	153	257	313	460
	% of Balance	100	100	100	100	100
CURRENT	Balance	48415824.91	67238513.99	116633508.7	131247064	198723172.1
	# of Accts	109	153	257	313	460
	% of Balance	95.52	100	100	100	100
30-59 DAYS	Balance	2273300.62	0.00	0.00	0.00	0.00
	# of Accts	3	0	0	0	0
	% of Balance	4.48	0.00	0.00	0.00	0.00
60-89 DAYS	Balance	0.00	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00	0.00
90+ DAYS	Balance	0.00	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00	0.00
TOTAL DELINQUENT LOANS	Balance	2273300.62	0.00	0.00	0.00	0.00
	# of Accts	3	0	0	0	0
	% of Balance	4.48	0.00	0.00	0.00	0.00
ASSETS IN BANKRUPTCY	Balance	0.00	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00	0.00
ASSETS IN FORECLOSURE	Balance	0.00	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00	0.00
ASSETS IN REO	Balance	0.00	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00	0.00
CURRENT PERIOD LOSS DATA	Loss Frequency	0.00	0.00	0.00	0.00	0.00
	Loss Severity	0.00	0.00	0.00	0.00	0.00
	Net Losses	0	0	0	0	0
	Net Loss as % of OPB	0.00	0.00	0.00	0.00	0.00
CUMULATIVE LOSS DATA	Cumulative Loss Frequency	0.00	0.00	0.00	0.00	0.00
	Cumulative Loss Severity	0.00	0.00	0.00	0.00	0.00
	Cumulative Net Losses	0.00	0.00	0.00	0.00	0.00
PREPAYMENT INFORMATION	# of Accts Paid in Full	0	0	0	0	0
	Balance of Accts Paid in Full	0.00	0.00	0.00	0.00	0.00
DELINQUENCY LOSS & PREPAYMENTS-APR 06
GRAND TOTAL	Balance	50559021.8	67037544.41	116382175.72	131349468.07
	# of Accts	112	153	257	313
	% of Balance	100	100	100	100
CURRENT	Balance	50559021.8	67037544.41	116382175.72	131349468.1
	# of Accts	112	153	257	313
	% of Balance	100	100	100	100
30-59 DAYS	Balance	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00
60-89 DAYS	Balance	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00
90+ DAYS	Balance	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00
TOTAL DELINQUENT LOANS	Balance	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00
ASSETS IN BANKRUPTCY	Balance	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00
ASSETS IN FORECLOSURE	Balance	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00
ASSETS IN REO	Balance	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00
CURRENT PERIOD LOSS DATA	Loss Frequency	0.00	0.00	0.00	0.00
	Loss Severity	0.00	0.00	0.00	0.00
	Net Losses	0	0	0	0
	Net Loss as % of OPB	0.00	0.00	0.00	0.00
CUMULATIVE LOSS DATA	Cumulative Loss Frequency	0.00	0.00	0.00	0.00
	Cumulative Loss Severity	0.00	0.00	0.00	0.00
	Cumulative Net Losses	0.00	0.00	0.00	0.00
PREPAYMENT INFORMATION	# of Accts Paid in Full	0	0	0	0
	Balance of Accts Paid in Full	0.00	0.00	0.00	0.00
DELINQUENCY LOSS & PREPAYMENTS-MAR 06
GRAND TOTAL	Balance	50410171.95	66862012.3	116476438.7
	# of Accts	112	153	257
	% of Balance	100	100	100
CURRENT	Balance	49485381.08	66862012.3	116476438.7
	# of Accts	111	153	257
	% of Balance	98.17	100	100
30-59 DAYS	Balance	924790.87	0.00	0.00
	# of Accts	1	0	0
	% of Balance	1.83	0.00	0.00
60-89 DAYS	Balance	0.00	0.00	0.00
	# of Accts	0	0	0
	% of Balance	0.00	0.00	0.00
90+ DAYS	Balance	0.00	0.00	0.00
	# of Accts	0	0	0
	% of Balance	0.00	0.00	0.00
TOTAL DELINQUENT LOANS	Balance	924790.87	0.00	0.00
	# of Accts	1	0	0
	% of Balance	1.83	0.00	0.00
ASSETS IN BANKRUPTCY	Balance	0.00	0.00	0.00
	# of Accts	0	0	0
	% of Balance	0.00	0.00	0.00
ASSETS IN FORECLOSURE	Balance	0.00	0.00	0.00
	# of Accts	0	0	0
	% of Balance	0.00	0.00	0.00
ASSETS IN REO	Balance	0.00	0.00	0.00
	# of Accts	0	0	0
	% of Balance	0.00	0.00	0.00
CURRENT PERIOD LOSS DATA	Loss Frequency	0.00	0.00	0.00
	Loss Severity	0.00	0.00	0.00
	Net Losses	0	0	0
	Net Loss as % of OPB	0.00	0.00	0.00
CUMULATIVE LOSS DATA	Cumulative Loss Frequency	0.00	0.00	0.00
	Cumulative Loss Severity	0.00	0.00	0.00
	Cumulative Net Losses	0.00	0.00	0.00
PREPAYMENT INFORMATION	# of Accts Paid in Full	0	0	0
	Balance of Accts Paid in Full	0.00	0.00	0.00
DELINQUENCY LOSS & PREPAYMENTS-FEB 06
GRAND TOTAL	Balance	50290162.08	66963035.22
	# of Accts	112	153
	% of Balance	100.00	100.00
CURRENT	Balance	50290162.08	66963035.22
	# of Accts	112	153
	% of Balance	100.00	100.00
30-59 DAYS	Balance	0.00	0.00
	# of Accts	0	0
	% of Balance	0.00	0.00
60-89 DAYS	Balance	0.00	0.00
	# of Accts	0	0
	% of Balance	0.00	0.00
90+ DAYS	Balance	0.00	0.00
	# of Accts	0	0
	% of Balance	0.00	0.00
TOTAL DELINQUENT LOANS	Balance	0.00	0.00
	# of Accts	0	0
	% of Balance	0.00	0.00
ASSETS IN BANKRUPTCY	Balance	0.00	0.00
	# of Accts	0	0
	% of Balance	0.00	0.00
ASSETS IN FORECLOSURE	Balance	0.00	0.00
	# of Accts	0	0
	% of Balance	0.00	0.00
ASSETS IN REO	Balance	0.00	0.00
	# of Accts	0	0
	% of Balance	0.00	0.00
CURRENT PERIOD LOSS DATA	Loss Frequency	0.00	0.00
	Loss Severity	0	0
	Net Losses	0.00	0.00
	Net Loss as % of OPB	0.00	0.00
CUMULATIVE LOSS DATA	Cumulative Loss Frequency	0	0
	Cumulative Loss Severity	0.00	0.00
	Cumulative Net Losses	0.00	0.00
PREPAYMENT INFORMATION	# of Accts Paid in Full	0	0
	Balance of Accts Paid in Full	0.00	0.00
DELINQUENCY LOSS & PREPAYMENTS-JAN 06
GRAND TOTAL	Balance	50381951.81
	# of Accts	112
	% of Balance	100.00
CURRENT	Balance	50381951.81
	# of Accts	112
	% of Balance	100.00
30-59 DAYS	Balance	0.00
	# of Accts	0
	% of Balance	0.00
60-89 DAYS	Balance	0.00
	# of Accts	0
	% of Balance	0.00
90+ DAYS	Balance	0.00
	# of Accts	0
	% of Balance	0.00
TOTAL DELINQUENT LOANS	Balance	0.00
	# of Accts	0
	% of Balance	0.00
ASSETS IN BANKRUPTCY	Balance	0.00
	# of Accts	0
	% of Balance	0.00
ASSETS IN FORECLOSURE	Balance	0.00
	# of Accts	0
	% of Balance	0.00
ASSETS IN REO	Balance	0.00
	# of Accts	0
	% of Balance	0.00
CURRENT PERIOD LOSS DATA	Loss Frequency	0.00
	Loss Severity	0.00
	Net Losses	0
	Net Loss as % of OPB	0.00
CUMULATIVE LOSS DATA	Cumulative Loss Frequency	0.00
	Cumulative Loss Severity	0.00
	Cumulative Net Losses	0.00
PREPAYMENT INFORMATION	# of Accts Paid in Full	0
	Balance of Accts Paid in Full	0.00